Exhibit 10.6

LEASE

between

RNM LAKEVILLE, LLC,

a Delaware Limited Liability Company

as LANDLORD

and

CALIX NETWORKS, INC.,

a Delaware corporation

as TENANT

February 13, 2009

1

11.	LIENS		11

12.	ENTRY		11

13.	INDEMNIFICATION AND EXCULPATION		12

14.	INSURANCE		13

15.	MUTUAL RELEASE/WAIVER OF SUBROGATION		14

16.	DAMAGE OR DESTRUCTION		15

	16.1	Cancellation of Lease; Restoration of Building	15
	16.2	Casualty Loss During Last Year of Lease	15
	16.3	Abatement of Rent	16

17.	CONDEMNATION		16

18.	DEFAULTS AND REMEDIES		17

	18.1	Events of Default	17
	18.2	Remedies	18
	18.3	Continuing Liability	19
	18.4	Remedies Cumulative	19
	18.5	No Waiver	19
	18.6	Landlord Default	19

19.	ENCUMBRANCES, ASSIGNMENT AND SUBLETTING		19

	19.1	Conditions of Transfer	20
	19.2	Request to Assign or Sublet; Cancellation	20
	19.3	Excess Rent	21
	19.4	Permitted Transfers	21

20.	SUBORDINATION		22

21.	ESTOPPEL CERTIFICATE		22

22.	SIGNS		22

23.	SURRENDER OF PREMISES		23

	23.1	Leasehold Improvements and Fixtures	23
	23.2	Holding Over	23

24.	PROFESSIONAL FEES		24

25.	GENERAL PROVISIONS		24

	25.1	Mortgagee Protection	24
	25.2	Transfer of Landlord’s Interest	24

2

	25.3	Waiver	24
	25.4	Identification of Tenant	24
	25.5	Interpretation of Lease	24
	25.6	Limitation on Liability	25
	25.7	Financial Statements	25
	25.8	Quiet Enjoyment	25
	25.9	Payments and Notices	25
	25.10	Late Payments	26
	25.11	Rules and Regulations	26
	25.12	Rights Reserved by Landlord	26
	25.13	Responsibility for Others	27
	25.14	Landlord’s Costs	27
	25.15	Invoices	27
	25.16	Force Majeure	27
	25.17	Lender Modification	27
	25.18	Negotiated Transaction	27
	25.19	Adverse Condition	28
	25.20	Access	28

ADDENDUM TO LEASE			1

26.	TENANT’S EXTENSION OPTION		1

	26.1	Grant of Option	1
	26.2	Exercise of Extension Option	1
	26.3	Effect of Exercise of Extension Option	1
	26.4	Definition of Market Rate	1
	26.5	Determination of Market Rate	2
	26.6	Limitations on Extension Option	3

27.	RIGHT OF FIRST OFFER		3

28.	PARKING		4

29.	HAZARDOUS MATERIAL		5

	29.1	Use Restrictions	5
	29.2	Tenant’s Indemnity	6
	29.3	Assignment and Subletting	6
	29.4	List of Hazardous Materials	6
	29.5	Landlord Indemnity	7
	29.6	Provisions Survive Termination	8

30.	COMMON AREAS		8

31.	COMMUNICATIONS EQUIPMENT		9

EXHIBITS:

3

EXHIBIT A	Lease Definitions
EXHIBIT B	Premises
EXHIBIT C	Tenant Improvement Construction Agreement
EXHIBIT D	Intentionally Omitted
EXHIBIT E	Sample Form of Tenant Estoppel Certificate
EXHIBIT F	Rules and Regulations
EXHIBIT G	Form of Letter of Credit

4

LEASE

RNM LAKEVILLE, LLC, a Delaware limited liability company (with its successors called “Landlord”), and CALIX NETWORKS, INC., a Delaware corporation (with its successors called “Tenant”), agree as follows as of February 13, 2009.

WHEREAS, Landlord and Tenant are currently parties to that certain Lease dated January 19, 2000, as amended (the “Existing Lease”). Tenant currently occupies the Premises under the Existing Lease.

1. SUMMARY AND DEFINITIONS. The following definitions and those in Exhibit A apply in this Lease:

1.1 Premises.

(a) Approximately 82,082 square feet designated consisting of all leasable area in the Building at 1035 North McDowell Boulevard, Petaluma, California, depicted as the Premises on Exhibit B. The Premises are part of a multi-tenant project comprised of three buildings consisting of approximately 154,622 square feet, parking areas and Common Areas. The area measurements set forth in this Lease shall be conclusive on Landlord and Tenant.

1.2 Lease Term.

(a) The Lease Term shall commence on February 16, 2009 (the “Commencement Date”) and shall end at 11:59 p.m. on February 15, 2014 (the “Expiration Date”). The Expiration Date shall not be in any way extended or advanced except pursuant to the provisions herein.

1.3 Base Rent. The schedule of Base Rent shall be as follows:

Period	Monthly Base Rent
02/16/09 to 02/15/10	$102,602.50	*
02/16/10 to 02/15/11	$106,706.60
02/16/11 to 02/15/12	$110,974.86
02/16/12 to 02/15/13	$115,413.85
02/16/13 to 02/15/14	$120,030.40

*	Base Rent for the partial month of February 2009 shall be $47,636.87.

1.4 Tenant’s Share. 100% of the Building and 53.09% of the Project.

1.5 Use. The Premises shall be used and occupied only for the purpose of research, development, shipping, receiving, assembly, storage, general office and no other purpose whatsoever.

1.6 Security Deposit. $500,000.

1.7 Broker. UGL Equis representing Tenant and NAI/BT representing Landlord.

1.8 Exhibits. The Addendum and all Exhibits attached hereto are incorporated herein by reference.

2. DEMISE. For the Lease Term, Landlord leases the Premises to Tenant and Tenant leases the same from Landlord, all upon and subject to the terms, covenants and conditions of this Lease. Tenant currently is in possession of the Premises pursuant to the Existing Lease.

2.1 Temporary Space. During the initial five months of the Lease Term, Landlord shall permit Tenant to use approximately 20,000 square feet of vacant space at 1039 North McDowell Boulevard for storage purposes only (“Temporary Space”). Tenant’s use and occupancy of the Temporary Space shall be subject to all the terms and provisions of this Lease except that (i) Tenant shall not pay any Base Rent or Additional Rent with respect to the Temporary Space, (ii) Exhibit C shall not apply to the Temporary Space, (iii) Tenant is accepting the Temporary Space AS IS and WITH ALL FAULTS, and Landlord is not required to make any alterations or modifications to the Temporary Space, and (iv) Tenant shall pay all electrical and HVAC costs with respect to the Temporary Space. No later than the last day of said five- month period, Tenant shall surrender the Temporary Space to Landlord in as good condition as when received, except for reasonable wear and tear, and damage from casualty. If Tenant fails to surrender the Temporary Space to Landlord at the end of said five-month period, the (i) Tenant shall pay Base Rent at the rate of $1.25 per square foot per month for the portion of the Temporary Space actually used by Tenant, as reasonably determined by the Landlord, and (ii) all electrical and HVAC costs with respect to the entire Temporary Space, both on a per diem basis for every day Tenant continues to use or occupy the Temporary Space. Tenant acknowledges that Landlord intends to lease all or a portion of the Temporary Space upon the end of said five- month period, and Landlord may terminate Tenant’s right to use the Temporary Space at any time following such five-month period by providing to Tenant not less than ten (10) days prior written notice. In the event Tenant fails to surrender the Temporary Space to Landlord at the end of said ten (10) day period, then, commencing on the eleventh (11th) day after Landlord’s notice of termination, Tenant shall be a tenant at sufferance in the Temporary Space, and Tenant shall be liable for Base Rent at the rate of $1.25 per square foot per month on the entire Temporary Space in addition to all Operating Expenses relating to the Temporary Space, all pro rated on a per diem basis. Landlord’s acceptance of such payments shall not limit Landlord’s other rights and remedies with respect to recovering possession of the Temporary Space.

3. ACCEPTANCE OF PREMISES. Tenant hereby acknowledges that the Premises are fully completed and are suitable for Tenant’s purposes, that the Building, the Common Areas, and the Premises are in good and satisfactory condition. Tenant is accepting the Premises in its current condition AS-IS and WITH ALL FAULTS.

4. RENT. All amounts due hereunder from Tenant to Landlord (other than the Security Deposit), whether designated as Base Rent, Additional Rent, Tenant Improvement Loan Repayment, late charges, interest or otherwise, shall be deemed “rent” hereunder. From the Commencement Date, Tenant will pay Landlord, without prior notice, demand, offset or deduction (except as expressly provided herein), the following rent:

4.1 Base Rent. Subject to the provisions of Paragraph 25.10, Tenant will pay the Base Rent (prorated for any partial month) in advance on the first day of each month during the term hereof.

4.2 Additional Rent. Tenant shall pay Tenant’s Share of Operating Expenses. The term “Operating Expenses” is defined in Exhibit A. For partial years, Operating Expenses will be calculated on a calendar-year basis, and then prorated. Tenant shall pay monthly installments of Operating Expenses on the first day of each month, in amounts specified in good faith and in reasonable detail by Landlord from time to time, which, by the end of each calendar year (or by the Expiration Date, if earlier), will total Landlord’s estimate of Operating Expenses paid for such year. As soon as is reasonably practicable after the end of each calendar year during which Tenant paid Operating Expenses based on Landlord’s estimates as provided above, but in no case later than April 30 of the succeeding year, Landlord will furnish Tenant a statement of Operating Expenses for such year showing in reasonable detail the components of Operating Expenses. Any amounts owing for that year shall, within thirty (30) days, be paid by Tenant to Landlord. Any amounts overpaid shall, at Landlord’s option, be credited against the next installment(s) of estimated Operating Expenses due from Tenant, or be refunded to Tenant within 30 days after determination of such overpayment. The parties’ obligations with respect to payment or refund of any deficiency or overpayment shall survive termination or expiration of this Lease.

4.3 Tenant’s Right to Audit Operating Expenses. Tenant shall have the right, to be exercised not more than once during any calendar year, by delivery of written notice to Landlord within one hundred eighty (180) days after Landlord’s final statement of Operating Expenses, to audit Operating Expenses for the prior year, and to examine Landlord’s records relating to the same. Any such audit shall be conducted during the normal business hours of Landlord and at Landlord’s office upon not less than thirty (30) days advance written notice. Such audit and examination shall be conducted by Tenant’s employees or an independent certified public accountant which shall not be compensated for such audit and review on a contingency basis. No audit may be conducted at any time Tenant is in breach of its obligations under this Lease, after notice and expiration of any applicable cure period. Provided Landlord reasonably cooperates with Tenant’s audit, any audit report must be delivered to Landlord within ninety (90) days after commencement of the audit. The costs of any such audit shall be borne by Tenant, provided, however, that in the event such audit reveals that the amounts charged to Tenant were more than five percent (5%) greater than the amounts permitted by this Lease to be charged to Tenant, then Landlord shall pay the reasonable costs of that audit, and the reconciliation payment contemplated in Paragraph 4.2 shall be made promptly thereafter.

5. SECURITY DEPOSIT. To secure its obligations under this Lease, Tenant shall deliver to Landlord the Security Deposit. Landlord currently holds a Security Deposit of $200,000 under the Existing Lease. Landlord shall hold and apply such amount as the Security

Deposit hereunder. Tenant shall deliver the remainder of the Security Deposit to Landlord upon its execution and delivery of this Lease. If Tenant defaults on any provision of this Lease, Landlord may, without prejudice to any other remedy it has, apply all or part of the Security Deposit to (a) any rent or other sum in default; (b) any amount that Landlord may spend or become obligated to spend in exercising Landlord’s rights under Paragraph 18; and/or (c) any expense, loss, or damage that Landlord may suffer because of Tenant’s default. Tenant waives the provisions of California Civil Code section 1950.7, and all other provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Tenant or Tenant’s officers, agents, employees, independent contractors, or invitees. If Landlord disposes of its interest in the Premises, Landlord shall deliver or credit the Security Deposit to Landlord’s successor in interest in the Premises and thereupon be relieved of further responsibility with respect to the Security Deposit. Landlord may commingle the Security Deposit with other funds. Following any application of the Security Deposit, Tenant shall, within five (5) days following Landlord’s demand, restore the Security Deposit to its full original amount, and Tenant’s failure to restore the Security Deposit shall be deemed an Event of Default under this Lease without further notice or cure period. Subject to applicable bankruptcy law, in the event of bankruptcy or other insolvency proceedings filed by or against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the effective date of such proceedings. If Tenant is not in default at the termination of this Lease, Landlord will return any remaining Security Deposit, without interest, within thirty (30) days after Tenant’s vacation and surrender of the Premises, provided Landlord may withhold a reasonable portion of the Security Deposit to cover any remaining obligations of Tenant under Paragraph 4.2 above. Tenant shall not assign or encumber the Security Deposit or attempt to do so, and Landlord shall not be bound by any such assignment or encumbrance. Regardless of any assignment, Landlord may return the Security Deposit to the original Tenant. Interest shall not accrue on the Security Deposit.

5.1 Letter of Credit. In lieu of $300,000 of the cash Security Deposit (the “Letter of Credit Amount”), Tenant may deliver to Landlord a standby, irrevocable, unconditional Letter of Credit (the “Letter of Credit”) in the form set forth on Exhibit G hereto and containing the terms required herein, in the face amount equal to the Letter of Credit Amount. The Letter of Credit shall secure and serve as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any Event of Default by Tenant under this Lease, including, but not limited to, any post-lease termination damages under section 1951.2 of the California Civil Code. Landlord hereby approves of Silicon Valley Bank as issuer of the Letter of Credit. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date that is thirty (30) days after the scheduled expiration date of the Lease Term (the “Final LC Expiration Date”). If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Paragraph 5, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.

5.2 Drawings under Letter of Credit. Landlord shall have the immediate right to draw upon the Letter of Credit, in whole or in part, at any time and from time to time: (i) if an Event of Default occurs; or (ii) if the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), and Tenant fails to deliver to Landlord, at least thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with the provisions of this Paragraph 5. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any Event of Default by Tenant under this Lease or upon the occurrence of any of the other events described above in this Paragraph 5.

5.3 Use of Proceeds by Landlord. The proceeds of the Letter of Credit shall constitute Landlord’s sole and separate property (and not Tenant’s property or the property of Tenant’s bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (i) against any Rent payable by Tenant under this Lease that is not paid when due; (ii) against all costs (including reasonable attorneys’ fees and costs), losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of any Event of Default by Tenant under this Lease, including any damages arising under section 1951.2 of the California Civil Code following termination of the Lease; and (iii) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant’s default. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within thirty (30) days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant’s or Guarantor’s creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

5.4 Additional Covenants of Tenant. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within ten (10) Business days thereafter, provide Landlord with cash or additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Paragraph 5, and if

Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an uncurable Event of Default by Tenant. If Tenant deposits cash to make up the deficiency, Tenant may at any time thereafter substitute Letter(s) of Credit complying with the provisions of this Paragraph 5 for such cash deposit, in which case Landlord shall promptly return such cash deposit to Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

5.5 Transfer of Letter of Credit. Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer all or any portion of its interest in and to the Letter of Credit to the transferee of Landlord’s interest in the Building or Landlord’s mortgagee and/or to have the Letter of Credit reissued in the name of Landlord’s mortgagee. If Landlord transfers its interest in the Building, Landlord shall transfer the Letter of Credit (and any proceeds thereof then held by Landlord) to the transferee, and Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all future liability with respect to the transferred Letter of Credit. The provisions hereof shall apply to every transfer or assignment of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer.

5.6 Nature of Letter of Credit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Law applicable to security deposits in the commercial context including Section 1950.7 of the California Civil Code, as such section now exist or as may be hereafter amended or succeeded (“Security Deposit Laws”), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of Law, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the Security Deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Paragraph 5.3 above.

6. SERVICES AND UTILITIES. Tenant shall contract for, and pay for, janitorial services for the Premises using such janitorial contractor as Landlord shall approve, which approval shall not be unreasonably withheld, conditioned, or delayed. Tenant shall pay prior to delinquency for all water, gas, light, heat, power, electricity, telephone, janitorial service, trash pick-up, sewer charges, and all other services supplied to or consumed on the Premises, and all taxes and surcharges thereon. If such utilities or services are not separately metered or provided, Tenant shall pay Tenant’s Share of such charges. Tenant shall pay to Landlord Tenant’s Share of the cost of all utilities supplied in connection with the operation of the Common Areas.

7. USE OF PREMISES.

7.1 Permitted Use. Tenant will use and occupy the Premises only for the purpose set forth in Paragraph 1.5 and no other, using and maintaining the Premises in a careful, sanitary and proper manner. Subject to the waiver set forth in Paragraph 15, Tenant will pay for any damage to any part of the Premises or Building or Project caused by any negligence or willful act by Tenant or Tenant’s employees, agents, contractors or invitees. Tenant will comply with the Project’s Rules and Regulations and the CC&Rs and will not cause anywhere in the Building or Project, or permit in the Premises, (i) any activity or thing contrary to applicable law, ordinance, regulation, restrictive covenant, or insurance regulation whether now in force or hereafter in force; or which is in any way extra-hazardous or could jeopardize the coverage of normal insurance policies or increase their cost; (ii) waste or nuisance, or any activity causing odors, noise or vibration perceptible outside the Premises; (iii) cooking or heating food, except for incidental use, solely for Tenant’s employees, of microwave ovens and beverage-brewing devices, provided that the foregoing do not use a flame and are approved by Underwriters Laboratories for residential use; (iv) overloading the floors or the structural or mechanical systems of the Building; or (v) obstruct or interfere with the rights of other tenants or users of the Building or the Project. Tenant shall not erect or place any item in or upon the Common Areas. Tenant shall store its waste either inside the Premises or in its own dumpsters located within outside trash enclosures. Except as expressly permitted in the Addendum, Tenant shall not store, place or maintain any garbage, trash, rubbish, other refuse or Tenant’s personal property in any area of the Common Area or exterior of the Premises at any time, without Landlord’s prior written consent. Tenant at its sole expense shall be responsible to maintain and keep the designated trash enclosures free of garbage, trash, rubbish, other refuse or personal property.

7.2 Compliance with Laws. Tenant shall at Tenant’s sole cost and expense faithfully observe and promptly comply with all local, state and federal laws, statutes, ordinances and governmental resolutions, orders, rules, regulations and requirements (including, by way of example, building codes, Title 24, and the Americans With Disabilities Act of 1990) as amended and with the requirements of any board of fire underwriters (or other similar body now or hereafter constituted) whether now in force or which may hereafter be in force with respect to the use, occupancy, modification or possession of the Premises and all business conducted in the Premises. Tenant shall also comply with the CC&Rs and any other covenant, condition or restriction affecting the Building or the Project. Without limiting the generality of the provisions of this Paragraph 7, as between Landlord and Tenant, Tenant shall make all alterations to the Premises, whether major or minor, reasonably necessary to comply at any time with the requirements referred to in this Paragraph 7.

8. BROKERS. Landlord and Tenant warrant that they have had no dealing with any finder, broker or agent other than the Brokers in connection with this Lease. Tenant will indemnify, defend and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by any finder, broker or agent other than the Brokers based on dealings with Tenant with respect to this Lease. Landlord will indemnify, defend and hold Tenant harmless from and against any and all costs, expenses or liability for commissions or other compensation or charges claimed by any finder, broker or agent other than the Brokers based on dealings with Landlord with respect to this Lease.

Landlord will pay compensation, if any, owing to the Brokers or any other broker representing Landlord pursuant to a separate agreement.

9. TENANT’S TAXES. In addition to Tenant’s obligations to pay Real Property Taxes as set forth in Paragraph 4.2, Tenant shall be liable for and shall pay, before delinquency, all fees, charges, taxes levied or assessed against or attributable to any personal property or trade fixtures in the Premises. If any such taxes or value are included in Landlord’s taxes, Landlord shall immediately provide Tenant with notice of and an opportunity to investigate such inclusion. If, after such notice, Tenant fails to successfully protest or pay any such taxes included in Landlord’s taxes, Landlord may pay them regardless of their validity (under proper protest, if requested by Tenant), and Tenant upon demand will reimburse Landlord.

10. ALTERATIONS, REPAIRS AND MAINTENANCE.

10.1 Repairs and Maintenance.

(a) Landlord shall at its expense and not as an Operating Expense, repair and maintain the foundation and structural portions of the Building. Landlord shall, as an Operating Expense (except as excluded herein), repair and maintain the exterior roof, the nonstructural components of the exterior walls of the Building and the improvements within the Common Areas including without limitation any sidewalks, landscaping (including but not limited to irrigation systems and backflow prevention devices), parking areas, fences and signs (other than Tenant’s signs). Subject to the waivers set forth in Paragraph 15, to the extent any such maintenance and repairs are caused in part or in whole by the act, neglect or omission of any duty by Tenant or Tenant’s employees, agents, contractors or invitees, then Tenant shall pay to Landlord, as Additional Rent, the entire cost of such maintenance and repairs. Landlord shall not, however, be obligated to paint the interior surface of exterior walls, ceiling or doors, nor shall Landlord be required to maintain, repair or replace interior doors, interior glass, skylights (if any) or plate glass. Landlord shall have no obligation to make repairs under this Paragraph 10.1(a) until a reasonable time after receipt of written notice of the need for such repairs (or verbal notice in the event of an emergency). Landlord shall maintain, repair or patch the roof membrane as an Operating Expense, and Tenant shall pay Tenant’s Share of the cost thereof, pursuant to Paragraph 4.2 above. Landlord shall have no obligation to alter, remodel, improve, decorate or paint the Premises or any part thereof, except as expressly provide in Exhibit C. Subject to Paragraphs 13(b) and 25.19 and other express provisions of this Lease, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building, the Premises or parking areas or in or to fixtures, appurtenances and equipment therein. Landlord shall use commercially reasonable efforts to coordinate such work with Tenant and perform such work in such a manner as to reasonably minimize the disruption of Tenant’s use of the Premises. Tenant expressly waives the benefits of any statute (including, without limitation, the provisions of subsection 1 of Section 1932, Section 1941 and Section 1942 of the California Civil Code and any similar law, statute or ordinance now or hereafter in effect) which would otherwise afford Tenant the right to make repairs at Landlord’s expense (or to deduct the cost of such repairs from rent due hereunder) or to terminate this Lease, except as expressly provided in this Lease. Notwithstanding the foregoing, in the event Landlord materially defaults in its obligation to repair or maintain the Building or the Premises as required, then Tenant may effect said repair or maintenance and deduct from rent an amount not to exceed the lesser of $75,000 or the reasonable and verifiable costs of said repair or maintenance, provided that (A) not less than thirty (30) days (or such shorter time as reasonably required in the event of a repair or maintenance problem that materially impacts Tenant’s operations within the Premises) prior to effecting such repair or maintenance, Tenant delivers to Landlord written notice of the need for such repair or maintenance and of Tenant’s intention to effect such repair or maintenance, and (B) within thirty (30) days following Tenant’s notice (or such shorter time as reasonably required in the event of a repair or maintenance problem that materially impacts Tenant’s operations within the Premises), Landlord fails to effect such repair or maintenance or, if such repair or maintenance requires longer than thirty (30) days to complete, Landlord has failed to take reasonable and diligent steps to effect such repair or maintenance and to proceed to pursue such repair or maintenance to completion.

(b) Except to the extent included within Landlord’s maintenance and repair obligations under Paragraph 10.1(a) above, Tenant, at Tenant’s sole cost and expense, shall keep, maintain and preserve the Premises in good condition and repair (reasonable wear and tear excepted) and shall, promptly make all non-structural repairs and replacements to the Premises and every part thereof, including but not limited to floors, ceilings, interior windows and doors, skylights (if any), interior walls, and the interior surfaces of the exterior walls, plumbing, heating, air conditioning and ventilating equipment, telecommunications equipment and intrabuilding network cabling, and electrical and lighting facilities and equipment including circuit breakers. Tenant shall have access to the roof of the Building to perform its HVAC and related maintenance obligations. In the event Tenant fails to perform Tenant’s obligations under this Paragraph, Landlord shall give Tenant notice to do such acts as Landlord deems are reasonably required to so maintain the Premises. If Tenant, within ten (10) days after notice from Landlord, fails to commence to do the work and diligently prosecute it to completion, then Landlord shall have the right (but not the obligation) to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any reasonable amount so expensed by Landlord shall be paid by Tenant promptly after demand as Additional Rent. Subject to Paragraphs 13(b) and 25.19 and other express provisions of this Lease, Landlord shall have no liability to Tenant for any damage, inconvenience or interference with the use of the Premises by Tenant as a result of performing any such work.

10.2 Alterations.

(a) Tenant will not make or permit alterations, improvements or additions (including fixtures) in or to the Premises (collectively “Alterations”) without Landlord’s prior, written consent, which shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, (i) minor alterations such as repainting and carpeting, or alterations with an aggregate cost of less than $25,000 per project, and (ii) which do not affect structural components or building systems, shall not require Landlord’s consent hereunder, but all work in connection therewith shall be conducted and completed in a workmanlike manner and in such a manner as to not materially interfere with the use of the Common Areas or any other portion of the Project by Landlord or its other tenants. Tenant’s request for such consent shall be in writing, accompanied by proposed detailed plans and specifications. Tenant may engage its own contractors to perform remodel work upon written approval by Landlord, which shall not be unreasonably withheld, conditioned, or delayed. Landlord may charge Tenant for Landlord’s reasonable out-of-pocket costs in reviewing and supervising such planning and, if Landlord is managing the construction work, a construction management fee not to exceed three percent (3%) of Tenant’s planning and construction costs. Any and all plans must be submitted to Landlord for approval and building permits must be obtained prior to commencement of any construction remodeling. All Alterations constructed by Tenant shall remain the property of Tenant during the Lease Term. Subject to Paragraph 23, at the expiration or sooner termination of the Lease Term, all Alterations shall be surrendered to Landlord as a part of the realty and shall then become Landlord’s property. Tenant will promptly notify Landlord of the reasonably estimated value thereof for insurance and tax purposes, provided that Tenant shall not have any liability to Landlord for such estimate.

(b) Tenant shall give Landlord written notice not less than five (5) days notice prior to the commencement of any work in the Premises by or on behalf of Tenant, and Landlord shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. All Alterations, repairs and replacements by Tenant shall be made, constructed and installed in accordance with all applicable laws, rules and ordinances (and Tenant shall perform all work necessary to comply fully with all laws, ordinances and regulations necessitated by the Alterations, whether structural or non-structural, within or without the Premises) and the requirements of any insurance carrier, and shall be of a quality and class at least equal to the original work, performed in a good and workmanlike manner with grades of materials approved by Landlord (if applicable). Tenant shall ensure that all work is performed in a manner that does not obstruct access to or through the common areas and that does not interfere either with other tenants’ use of their premises or with any other work being undertaken in the Building. All work which may involve noise, odors or vibrations which may be perceptible outside the Premises and disturbs other tenants of the Project shall be performed at times other than normal business hours. Tenant shall take all measures necessary to ensure that labor peace is maintained at all times. Before construction begins, Tenant shall deliver to Landlord reasonable evidence that damage to, or destruction of, the Alterations and Premises during construction will be covered either by the policies that Tenant is required to carry under Paragraph 14 or by a policy of builder’s all-risk insurance in an amount approved by Landlord. If Landlord requires Tenant to provide builder’s all-risk insurance for the proposed Alterations, Tenant shall provide to Landlord a copy of the policy, any endorsements or an original certificate of insurance that complies with Paragraph 14. Tenant shall cause each contractor and subcontractor to maintain all workers’ compensation insurance required by law and liability insurance (including property damage) in amounts reasonably required by Landlord. Tenant will give Landlord opportunity to supervise all work. Tenant shall provide Landlord with permit drawings, as-built CAD drawings (if the Alterations require a building permit or Tenant is preparing same for its own account), job cards and temporary certificates of occupancy for all Alterations promptly upon their completion. Should Tenant make any Alterations without Landlord’s prior written approval, or in violation of such approval or the requirements of this Paragraph 10.2, Landlord may, at any time during the Lease Term, either remove any part or all of the same on Tenant’s behalf and at Tenant’s expense, or require that Tenant do so.

(c) If during the Lease Term, any alteration, addition or change of any sort, whether structural or otherwise to all or any portion of the Premises or Building is required by law (including, but not limited to, alterations required by the Americans with Disabilities Act of 1990 or any amendments thereto or any regulations prorogated thereunder (collectively the

“ADA”) because of (i) Tenant’s use or occupancy of the Premises or change of use or occupancy of the Premises, (ii) Tenant’s application for any permit or governmental approval, (iii) Tenant’s construction or installation of any leasehold improvements or trade fixtures, (iv) any violation by Tenant of any Law (including any requirement of the ADA), (v) any special use of the Premises or any part thereof by Tenant or any subtenant or assignee of Tenant (including, but not limited to any use for a facility which constitutes, or if open to the public would generally constitute a “place of public accommodation” under the ADA requirements), or (vi) any special needs of the employees of Tenant or any assignee or subtenant of Tenant, then Tenant shall promptly make the same at its sole cost and expense. Within ten (10) days after receipt, Tenant shall notify Landlord in writing and provide Landlord with copies of (i) any notices alleging any violation of any Law relating to the Premises or Tenant’s occupancy or use of the Premises, including any notices alleging violation of the Project or the ADA to any portion of the Project or the Premises; (ii) any claims made or threatened in writing regarding non-compliance with the ADA or any Law relating to the Project or the Premises; or (iii) any governmental or regulatory actions or investigations instituted or threatened regarding non-compliance with the ADA or any Law relating to any portion of the Project or the Premises.

(d) If during the Lease Term, any alteration, addition or change to any structural portion of the Building (excluding leasehold improvements) or to the Common Areas is required by local governmental authorities (including, but not limited to, on account of the ADA) other than as set forth in Paragraph 10.2(c) above, then Landlord shall perform the same and the cost thereof shall be included within Operating Expenses subject to the limitations and amortization provisions set forth in Exhibit A.

11. LIENS. Tenant shall not permit any lien on any part of the Premises, Building or the Project allegedly resulting from any work or materials furnished or obligations incurred by or for Tenant. Tenant shall discharge any such lien of record (including by recording a release bond) within fifteen (15) Business days after demand by Landlord. Neither this Lease, nor any request or consent of Landlord to the labor, materials or obligations, is a consent to such a lien. Landlord may keep posted on the Premises any notices it deems necessary for protection from such liens. If Tenant fails to remove any such lien within fifteen (15) Business days after demand, Landlord may cause such liens to be released by any means it deems proper, including payment, at Tenant’s expense and without affecting Landlord’s rights.

12. ENTRY. Landlord may enter any part of the Premises at all reasonable hours following not less than two (2) business days notice (or in any emergency or suspected emergency, at any hour and without prior notice), to (a) inspect, test, clean, or make repairs, alterations and additions to the Building or the Premises as Landlord believes appropriate, or (b) provide any service which Landlord is now or hereafter obligated to furnish to tenants of the Building or the Project, or (c) show the Premises to prospective lenders, purchasers or to prospective tenants, provided that Landlord may only show the Premises to prospective tenants during the last six (6) months of the Lease Term or at any time an Event of Default by Tenant is occurring hereunder. Landlord shall exercise commercially reasonable efforts to minimize any disruptions to Tenant’s use of the Premises. Subject to Paragraphs 13(b) and 25.19 and other express provisions of this Lease, Tenant hereby waives any claim for abatement of rent or for damages for any injury, inconvenience to or interference, loss of occupancy or quiet enjoyment caused by Landlord’s entry. Landlord shall at all times have keys to all exterior doors to the Premises.

13. INDEMNIFICATION AND EXCULPATION.

(a) Subject to Paragraph 15, Tenant will indemnify, defend and hold and save Landlord and its employees, officers, directors, shareholders, managers, members and agents (each, together with Landlord, a “Landlord Indemnitee”) harmless from all fines, suits, losses, costs, expenses, liabilities, claims, demands, actions, damages and judgments (“Liabilities”) suffered by, recovered from or asserted against any Landlord Indemnitee, of every kind and character, to the extent resulting from:

(i) the operation, condition, maintenance, use or occupancy of the Premises, except to the extent arising due to the gross negligence, fraud or willful misconduct of any Landlord Indemnitee or any breach or default by Landlord of any obligation on Landlord’s part to be performed under this Lease,

(ii) any bodily injury, death or property damage occurring in the Premises, except to the extent arising due to the gross negligence, fraud or willful misconduct of any Landlord Indemnitee,

(iii) any act, omission or negligence of Tenant, its employees, contractors or agents, or

(iv) any breach or Event of Default in the performance in a timely manner of any obligation on Tenant’s part to be performed under this Lease.

(b) Subject to the provisions of this Paragraph 13 and except to the extent arising due to the gross negligence, fraud or willful misconduct of any Landlord Indemnitee, Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises arising from any cause, and Tenant hereby waives, to the fullest extent permitted by law, all claims against the Landlord and Landlord’s Indemnitees for personal injury or death, loss of, damage or destruction of any tangible or intangible property, including economic losses and consequential and resulting damages.

(c) Subject to Paragraph 15, Landlord will indemnify, defend and hold and save Tenant and its employees, officers, directors, shareholders, managers, members and agents (each, together with Tenant, a “Tenant Indemnitee”) harmless from and against all Liabilities suffered by, recovered from or asserted against any Tenant Indemnitee, of every kind and character, resulting from any injury or damage to person or property (i) within the Premises but only to the extent caused by the gross negligence, fraud or intentional misconduct of any Landlord Indemnitee (ii) outside the Premises but only to the extent caused by the negligence, fraud or intentional misconduct of any Landlord Indemnitee or (iii) the material breach or default in the performance in a timely manner of any obligation on Landlord’s part to be performed under this Lease.

(d) If any such proceeding is brought, the indemnifying party will retain counsel reasonably satisfactory to the indemnified party to defend the indemnified party at the indemnifying party’s sole cost and expense. All such costs and expenses, including reasonable attorneys’ fees and court costs, shall be a demand obligation owing by the indemnifying party to the indemnified party. The indemnifying party’s obligations under this Paragraph 13 shall survive the termination or expiration of this Lease for a period of one (1) year. The indemnification provisions herein are independent of the parties’ insurance obligations herein, and neither party’s obligation to indemnify shall be limited or modified by such party’s insurance coverage or obligations herein.

14. INSURANCE. Tenant, during the term and any other period of occupancy, will, at its expense, maintain insurance reasonably satisfactory to Landlord, but in no event less than:

(a) Commercial General Liability insurance with not less than $3,000,000.00 coverage per occurrence, for bodily injury or death, and property damage and personal and advertising injury occurring in or about or related to the use of the Premises and Tenant’s business operations, conduct and assumed liabilities including coverage for Tenant’s indemnification obligations herein. Such policy shall be on a form no less broad than the current ISO CG 00 01 (or equivalent) Tenant may satisfy this requirement via a combination of primary Commercial General Liability insurance and excess umbrella coverage equaling or exceeding the required coverage limits.

(b) “All Risk” or “Special form” insurance (including earthquake coverage) for the full replacement cost of all Tenant’s property on the Premises and all fixtures and leasehold improvements in the Premises, with no co-insurance. Unless this Lease is terminated upon damage or destruction, the proceeds of such insurance will be used to restore the foregoing.

(c) Worker’s Compensation (as required by state law) and Employer’s Liability insurance in the amount of not less than $1,000,000.

(d) Business Income and extra expense insurance covering loss of rental income of not less than twelve (12) months.

All policies required hereunder will be issued by carriers rated A-VII or better by Best’s Key Rating Guide or otherwise reasonably acceptable to Landlord and licensed to do business in the State of California. Tenant’s general liability policies shall name Landlord, Landlord’s partners, Landlord’s managing agent, Landlord’s lender (if any) and any other person or entity that Landlord may reasonably designate in writing from time to time as additional insureds and Tenant’s property insurance shall name Landlord as loss payee as its interest shall appear with respect to the leasehold improvements in the Premises, but not Tenant’s property. Tenant’s general liability policy shall be primary and non-contributing with respect to any insurance Landlord may carry. No coverage required herein may be cancelled or materially changed except upon fifteen (15) days prior written notice to Landlord. Tenant’s general liability policies shall include a separation of insureds or severability of interests provision. Prior to expiration of such policies, and promptly upon any other request by Landlord, Tenant shall furnish Landlord with copies of policies, or evidence of insurance, evidencing maintenance and renewal of the required coverage on

ACORD 27 or other form acceptable to Landlord in its sole discretion, and a copy of the endorsement to or provision of Tenant’s liability policy showing the additional insureds. In the event Tenant does not maintain said insurance, and Tenant fails to provide proof of such insurance within five (5) Business days after receipt of notice from Landlord of such failure, Landlord may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Tenant shall pay to Landlord as rent the cost of said insurance plus a ten percent (10%) administrative fee. If Landlord’s lender, insurance advisor or counsel reasonably determines at any time that the amount of such coverage is not adequate, Tenant shall, after receipt of written notice from Landlord, increase such coverage to such amount as Landlord’s lender, insurance advisor or counsel reasonably deems adequate. Tenant’s suppliers, contractors and vendors may be required to present to Landlord certificates of insurance showing adequate general liability coverage, as reasonably determined by Landlord, and naming Landlord as an additional insured. The limit of such insurance shall not limit the liability of Tenant.

During the Lease Term, Landlord shall insure the Building (excluding any property which Tenant is obligated to insure and excluding foundations) against damage with All-Risk, broad form insurance (including earthquake insurance as commercially reasonable) and commercial general liability insurance, all in such amounts and with such deductibles as Landlord reasonably considers appropriate. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as it or its Mortgagees may determine advisable. Landlord’s insurance shall be reasonably comparable to the types and limits of coverage carried by institutional landlords of comparable buildings in the vicinity of the Project. Except in the event Tenant elects to restore the Premises pursuant to Paragraph 16.1 below, Tenant has no right to receive any proceeds from any insurance policies carried by Landlord. Notwithstanding anything in the foregoing to the contrary, however, Landlord may self-insure as to a portion of the earthquake coverage.

If the acts or omissions of Tenant or Tenant’s employees, agents, contractors or invitees, whether or not Landlord has consented to the same, increase the cost of Landlord’s insurance, Tenant will pay the full cost of any such increase as Additional Rent.

15. MUTUAL RELEASE/WAIVER OF SUBROGATION. Notwithstanding anything to the contrary set forth in this Lease, Landlord and Tenant each hereby release the other from any and all liability or responsibility for any loss or damage to property located within the Premises, the Building, the Project, the Common Areas or any portions thereof, or any contents caused by fire or any other casualty, or accident during the Term of this Lease or any extensions thereof, even if such fire, casualty, or accident may have been caused by the negligence (but not the gross negligence or willful misconduct) of the other party or one for whom such party may be responsible; provided, however, that the foregoing release shall be effective only to the extent that the releasing party is either compensated for its loss by insurance proceeds or such party would have been compensated for its loss by insurance proceeds had it complied with the insurance requirements imposed under Article 14. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees, if required by said policies, to give to each insurance company which has issued to it policies of fire and extended coverage insurance, and other insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers. To the extent either party is waiving its subrogation rights or is required to obtain waivers of subrogation rights with respect to its insurance policies, any such waiver by either party is expressly conditioned on (1) such a waiver not invalidating such party’s insurance policies and (2) the availability of waiver of subrogation rights under such insurance policies.

16. DAMAGE OR DESTRUCTION. If the Building or the Premises or any part thereof are damaged by fire, flood or other casualty, Tenant will promptly notify Landlord.

16.1 Cancellation of Lease; Restoration of Building. If the Building, Premises and/or the Parking Area are substantially damaged by fire, flood or other casualty, Landlord shall provide the Tenant a written estimate of the period required to substantially restore the Building and Premises (including the leasehold improvements) and the Parking Area as provided herein (“Repair Estimate”). If such the estimated restoration period exceeds one hundred twenty (120) days after the date of the casualty and such damage materially interferes with Tenant’s use of and access to the Premises, then either party may terminate this Lease by notifying the other party within fifteen (15) days after the date of the Repair Estimate. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days of receipt of the termination notice from Landlord to elect to restore the Premises and Building in which event this Lease shall continue in full force and effect, all insurance proceeds available from the property insurance carried by Landlord with respect to the Building and Premises shall be made available to Tenant to make repairs, and Tenant shall proceed to make such repairs as soon as reasonably possible (or Landlord may elect, in its sole discretion, to require Tenant to pay to Landlord within ten (10) days following written request therefor, or furnish evidence reasonably satisfactory to Landlord of Tenant’s ability to fund, that portion of the cost of such repair or restoration which is not covered by insurance proceeds, in which event Landlord shall proceed to make such repairs). If Tenant does not give such notice within the ten (10) day period, this Lease shall be cancelled and terminated as of the date of the occurrence of such damage. If this Lease is terminated, all insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Paragraph 14 shall be paid to and become the property of Landlord. If this Lease is not terminated, then within thirty (30) days after the fire, flood or other casualty, or such greater period as may be reasonably necessary, Landlord will commence to repair and restore the Premises (including leasehold improvements) and any portion of the Project required for access to the Premises, and will diligently complete the same, but Landlord is not required (a) to expend more for such repair of the Premises and such Parking Area than the net insurance proceeds (after any payment required under any Mortgage) reasonably allocable to the Premises and such Parking Area, or (b) to rebuild, repair or replace any of Tenant’s furniture, furnishings, fixtures, personal property or equipment removable by Tenant under the provisions of this Lease or (c) to rebuild, repair or replace any property which Tenant has insured or is required to insure under the provisions of this Lease unless Tenant assigns or delivers the insurance proceeds paid on account of such property to Landlord.

16.2 Casualty Loss During Last Year of Lease. Notwithstanding the provisions of Paragraph 16.1, if the Premises are damaged by fire, flood, or other casualty during the last twelve (12) months of the Term, and such damage will require more than thirty (30) days after the date of the casualty to repair, either party may cancel this Lease as of the date of the fire, flood or other casualty by notice to the other party within thirty (30) days thereafter.

16.3 Abatement of Rent. Landlord will allow Tenant a fair diminution of Rent to the extent the Premises are rendered unusable or inaccessible due to a fire, flood, or other casualty and are not used by Tenant and/or a substantial portion of Tenant’s parking allotment is not available to Tenant, but only to the extent Tenant is not entitled to reimbursement under insurance policies carried by Tenant or required to be carried by Tenant hereunder. Notwithstanding the above, in the event the casualty is flooding of the Premises, then such rental abatement shall be provided to Tenant regardless of any insurance reimbursement. Such abatement shall apply to undamaged portions of the Premises to the extent that Tenant cannot reasonably, and in fact does not, conduct business in undamaged portions of the Premises due to damage to critical facilities (e.g., laboratory facilities, a server room, or HVAC equipment), disruption caused by Landlord’s repair and restoration of other portions of the Building, or lack of reasonable access to the Premises or parking. Such abatement shall end on the earlier of (i) the date Landlord or Tenant substantially completes its restoration obligations under Paragraph 16.1, or (ii) the date Tenant resumes normal business operations in the Premises. Except as expressly provided to the contrary in this Lease, this Lease will not terminate, and Tenant will not be entitled to damages or to any abatement of rent or other charges, as a result of a fire or other casualty, repair or restoration and Landlord and Tenant hereby waive the provisions of California Civil Code Sections 1932(2) and 1933(4) which permit termination of a lease upon destruction of Premises, and any other present or future statute that may so permit.

17. CONDEMNATION. If all or substantially all of the Building, Premises or the Parking Area are taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or is sold to the condemning authority in lieu of condemnation, then this Lease will terminate when physical possession is taken by the condemning authority. If a lesser but material portion of the Building is thus taken or sold or if a material portion of such Parking Area is so taken or sold and reasonable substitute parking is not provided to Tenant, Landlord or Tenant may terminate this Lease by notice to the other party within sixty (60) days after the taking or sale, in which event this Lease will terminate when physical possession of the applicable portion of the Building or the Premises is taken by the condemning authority. If this Lease is not terminated, rent payable will be reduced by the amount allocable to any portion of the Premises so taken or sold, Tenant’s share shall be appropriately adjusted, and Landlord, at its sole expense, will diligently restore the affected portion of the Building, the Premises, or such Parking Area to substantially its former condition as far as commercially feasible. However, Landlord need not spend more for such restoration of the Premises and such Parking Areas than the Premises’ allocable share of the net compensation or damages received by Landlord for the part of the Project taken. Landlord shall be entitled to receive all of the compensation awarded upon a taking of any part or all of the Premises or such Parking Areas, including any award for any unexpired term of this Lease; provided, however, that Tenant shall be entitled to its portion of the award, as set forth in the following sentence. Tenant may seek an award in separate proceedings for its personal property, trade fixtures, moving expenses, and the unamortized cost of Alterations paid for by Tenant.

In the event of such taking or sale of the Premises or any part thereof for temporary use of not more than six (6) months, this Lease shall remain unaffected and rent shall not abate, and Tenant shall be entitled to such portion or portions of any award made for such use with respect to the period of the taking which is within the Lease Term, provided that, if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to

Landlord a sum equal to the reasonable cost of performing Tenant’s obligations with respect to surrender of the Premises.

To the extent that it is inconsistent with the provisions of this Paragraph 17, each party hereto hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition a court to terminate this Lease in the event of a partial taking of the Premises.

18. DEFAULTS AND REMEDIES

18.1 Events of Default. The occurrence of one or more of the following events shall constitute an Event of Default hereunder by Tenant:

18.1.1 Tenant fails to make a payment as and when due hereunder and such failure continues for more than five (5) days after written notice of delinquency from Landlord; or

18.1.2 Tenant fails to deliver any subordination agreement or any estoppel certificate under Paragraphs 20 or 21 of this Lease within the applicable time period provided therein, and such failure continues for five (5) Business days after Landlord’s second written notice to Tenant that such instruments have not been delivered in a timely manner. Landlord agrees that such second notice shall conspicuously state that Tenant’s failure to timely respond to the materials contained therein within five business days shall constitute an Event of Default under this Lease; or

18.1.3 Tenant fails to comply with any other obligation under this Lease and does not cure such failure as soon as reasonably practicable and in any event within twenty (20) days after written notice or, if such failure is not susceptible of cure within twenty (20) days, as soon as reasonably practicable after such written notice, provided Tenant commences to cure within such twenty (20) day period and diligently prosecutes such cure to completion; or

18.1.4 Tenant attempts any Transfer (as defined in Paragraph 19) except as expressly permitted pursuant to Paragraph 19; or

18.1.5 To the extent permitted by law, in the event Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors or an assignment for the benefit of creditors, admits in writing its inability to pay its debts as they become due, or files a petition under any Section or Chapter of the United States Bankruptcy Code or any similar law or statute; or an order for relief is entered with respect to Tenant or any Guarantor in any bankruptcy, reorganization or insolvency proceedings; or a pleading seeking such an order is not discharged or denied within sixty (60) days after its filing; or the taking of any action at the corporate or partnership level by Tenant to authorize any of the foregoing actions on behalf of Tenant; or a receiver or trustee is appointed for all or substantially all assets of Tenant or any guarantor or of the Premises or any of Tenant’s property located thereon in any proceedings brought by Tenant or Guarantor, or any receiver or trustee is appointed in any proceeding brought against Tenant or Guarantor and not discharged within sixty (60) days after appointment or Tenant or Guarantor does not contest such appointment; or any part of Tenant’s estate under this Lease is taken by process of law in any action against Tenant (but in the event that any provision of this Paragraph 18.1.4 is contrary to any applicable law, such provision shall be of no force or effect).

To the extent permitted by Laws, any notice specified above shall serve as, and not be in addition to, any notice required under California Code of Civil Procedure Section 1161 or otherwise regarding unlawful detainer actions.

18.2 Remedies. On an Event of Default, Landlord may terminate this Lease by notice to Tenant, or continue this Lease in full force and effect, and/or perform Tenant’s obligations on Tenant’s behalf and at Tenant’s expense.

18.2.1 If and when this Lease is so terminated, all rights of Tenant and those claiming under it will terminate and Tenant will immediately surrender the Premises to Landlord. In such event, Landlord may immediately recover from Tenant:

(a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the unamortized principal balance of Tenant Allowance, Broker’s commission, legal and other professional fees and other costs incurred by Landlord in connection with the entering into of this Lease, using an amortization schedule equal to the initial term of this Lease, plus (A) expenses for cleaning, repairing or restoring the Premises; (B) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements; (C) real estate broker’s fees (to the extent applicable to the Lease Term), advertising costs and other expenses of reletting the Premises; (D) costs of carrying the Premises such as taxes and insurance premiums thereon, utilities and security precautions to the extent not recovered as part of rental damages; (E) expenses in retaking possession of the Premises; and (F) attorneys’ fees and court costs permitted under Paragraph 24 below; plus

(e) Any other amounts in addition to or in lieu thereof that may be permitted by law; plus

(f) The entire unamortized amount of any Tenant Improvement Loan.

As used in Subsections (a) and (b) above, the “worth at the time of award” is computed by allowing interest at the Prime Rate, plus four percent (4%) per annum (or at the maximum rate permitted by law, whichever is less). As used in Subsection (c) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Landlord’s failure to relet the Premises shall not constitute a failure to mitigate damages.

18.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach, and abandonment of the Premises, and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

18.2.3 Upon an Event of Default or when Tenant is no longer entitled to possession, subject to applicable laws, Landlord may enter the Premises and dispose of Tenant’s property as herein provided, and may perform Tenant’s obligations hereunder on Tenant’s behalf. Tenant will reimburse Landlord on demand for Landlord’s reasonable attorneys’ fees and other reasonable expenses in doing so. This Paragraph 18.2.3 shall survive expiration or termination of this Lease.

18.3 Continuing Liability. Subject to applicable laws, no repossession, reentering or reletting of the Premises or any part thereof by Landlord shall relieve Tenant or any Guarantor of its liabilities and obligations under this Lease.

18.4 Remedies Cumulative. All rights and remedies of Landlord under this Lease will be non-exclusive of and in addition to any other remedies available to Landlord at law or in equity, provided that except as provided in Paragraph 23.2, in no event shall Tenant be liable for any consequential damages suffered by Landlord. In addition, Tenant’s employees, officers, directors, shareholders, and agents shall not have any personal liability for a breach of this Lease by Tenant.

18.5 No Waiver. Landlord’s or Tenant’s failure to insist on strict compliance with any terms hereof or to exercise any right or remedy, does not waive the same. Waiver of any agreement regarding any breach does not affect any subsequent or other breach, unless so stated. A receipt by Landlord of any rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be a waiver of the breach, and no waiver by Landlord or Tenant of any violation or provision of this Lease shall be effective unless expressed in writing and signed by the waiving party. Payment by Tenant or receipt by Landlord of a lesser amount than due under this Lease may be applied to such of Tenant’s obligations as Landlord elects. No endorsement or statement on any check, and no accompanying letter, shall make the same an accord and satisfaction, and Landlord or Tenant may accept any check or payment without prejudice to such party’s right to recover the balance of the amount due or pursue any other remedy provided in this Lease.

18.6 Landlord Default. Except as expressly provided in Paragraph 25.19 below or as otherwise provided in this Lease, Tenant waives any right to terminate this Lease and to vacate the Premises on Landlord’s default under this Lease. In all other events, Tenant’s sole remedy on Landlord’s default is an action for damages or injunctive or declaratory relief.

19. ENCUMBRANCES, ASSIGNMENT AND SUBLETTING. Except upon Landlord’s written consent, which shall not be unreasonably withheld or delayed, or as otherwise permitted herein, Tenant may not voluntarily, involuntarily or by operation of law, assign, transfer, or encumber this Lease or any estate or interest herein, or permit the same to occur, or sublet or grant any right of occupancy for any part of the Premises, or permit such occupancy by any other parties other than Tenant and Tenant’s employees, agents, and contractors, or modify or terminate any agreement providing for any of the foregoing (the foregoing collectively referred to as “Transfer,” and the other party thereto the “Transferee”). Except as provided in Paragraph 19.4 below, the following transactions shall also be deemed Transfers: (a) if Tenant is a partnership or limited liability company the transfer, within a twelve-month (12-month) period, of fifty percent (50%) or more of the partnership or membership interests or the dissolution of the partnership or limited liability company without its immediate reconstitution or (b) if Tenant is a corporation the sale or other transfer, within a twelve-month (12-month) period, of more than an aggregate of fifty percent (50%) of the voting shares of Tenant or the dissolution, merger, consolidation, or other reorganization of Tenant. With any request for Landlord’s consent to any Transfer, Tenant shall remit to Landlord a transfer review fee of $1,000. Any prohibited Transfer is voidable by Landlord.

19.1 Conditions of Transfer. Landlord’s consent to a Transfer may, without limitation, be reasonably withheld on Landlord’s reasonable determination that (a) the Transferee’s business is not consistent with the character of the Project and its occupants, or is not consistent with any exclusives or other rights held by other occupants of the Project, (b) the Transferee is either a government agency or an instrumentality of one; (c) Transferee’s intended use of the Premises is inconsistent with the permitted Use or will materially and adversely affect Building systems; or (d) Landlord reasonably determines that the intended Transferee does not have the financial strength to perform its obligations under the applicable assignment or sublease. Consent by Landlord to any Transfer shall not be a waiver of Landlord’s rights as to any subsequent Transfers. Any approved Transfer shall be expressly subject to the terms and conditions of this Lease. Upon an Event of Default while a Transfer is in effect, Landlord may collect directly from the Transferee all sums becoming due to Tenant under the Transfer and apply this amount against any sums due Landlord by Tenant, and Tenant authorizes and directs any Transferee to make payments directly to Landlord upon notice from Landlord. No direct collection by Landlord from any Transferee shall constitute a novation or release of Tenant or any Guarantor, a consent to the Transfer or a waiver of the covenant prohibiting Transfers. At any time an Event of Default is occurring hereunder, Landlord, as Tenant’s agent, may endorse any check, draft or other instrument payable to Tenant for sums due under a Transfer, and apply the proceeds in accordance with this Lease; this agency is coupled with an interest and is irrevocable.

19.2 Request to Assign or Sublet; Cancellation. Tenant shall provide Landlord with not less than thirty (30) days prior notice of a proposed Transfer. With any request for consent to a Transfer, Tenant will submit a copy of the proposed Transfer document to Landlord and notify Landlord of the proposed effective date of the Transfer, the name of the proposed Transferee (accompanied by evidence of the nature, character, ownership, business, and financial condition of the Transferee and its business), a general description of any proposed alterations (if known) and all terms and conditions (including rental) of or relating to the Transfer. Notwithstanding anything to the contrary in this Paragraph 19, within thirty (30) days following

(i) any request for Landlord’s consent to an assignment or a sublease of more than 60% of the Premises for all or substantially all the remaining Lease Term, or (ii) at any time, if Tenant enters into any Transfer without obtaining the consent of Landlord as required herein, Landlord, by notice to Tenant, may terminate this Lease (and, in the case of a sublease of less than all of the Premises, Landlord may terminate this Lease as all of the portion of the Premises proposed to be sublet), as of the proposed effective date of the Transfer as if that were the original Expiration Date or immediately, if Tenant enters into the Transfer without obtaining the consent of Landlord. If Landlord so elects to terminate, Landlord shall have the right to relet the Premises (or the portion of the Premises as to which this Lease is terminated pursuant to Landlord’s election as a result of a partial sublease) or any portion thereof to anyone (including the proposed Transferee) on any terms, and Tenant shall not be entitled to any portion of any profit Landlord may realize as a result of any such reletting. If this Lease is terminated as to a portion of the Premises as a result of the foregoing, then Base Rent, Tenant’s Share of Operating Expenses, Tenant’s parking rights, and any other provisions hereof based upon the rentable area of the Premises shall be reduced by the amount allocable to such portion of the Premises so terminated. If Landlord does not terminate the Lease as provided herein, then Landlord shall grant or deny its consent to the proposed Transfer within thirty (30) days following submission of Tenant’s request accompanied by the information required herein and the transfer review fee.

19.3 Excess Rent. If the consideration Tenant receives for any Transfer (including key money and bonus money and any payment in excess of fair market value for services or assets provided or transferred in connection with the Transfer) exceeds the rent payable under this Lease for the same period and portion of the Premises after first deducting Tenant’s actual and reasonable costs of tenant improvements installed in connection with such Transfer, brokerage commissions and attorney’s fees incurred in association with such Transfer, all amortized over the term of the sublease, if applicable, then 50% of the excess shall be due and payable by Tenant to Landlord as Additional Rent under this Lease within ten (10) days after receipt by Tenant. Upon reasonable advance notice, during ordinary business hours, Tenant shall allow Landlord to review and audit Tenant’s book and records for the purpose of verifying Tenant’s calculation of excess rent payable to Landlord.

19.4 Permitted Transfers. Notwithstanding the provisions herein, Landlord’s consent shall not be required in connection with (A) Tenant’s offering of stock on a public stock exchange or any issuance of additional equity interests in Tenant for reasonable consideration; or (B) any sublease or assignment of all or a portion of the Premises to any person, corporation or partnership which (i) controls, is controlled by or is under common control with Tenant, (ii) merges with or enters into any similar business combination with Tenant, (iii) acquires control of Tenant or control of all or substantially all of the stock or assets of Tenant at the Premises, or (iv) results from any corporate reorganization (each such Transfer a “Permitted Transfer”, and each such Transferee a “Permitted Transferee”), provided that such Transfer is not a subterfuge to avoid Tenant’s obligations under this Lease, and in the event of a transaction described in items (B)(ii), (iii) or (iv) above the Transferee has a financial condition at least equivalent to the financial condition of Tenant as of the date of this Lease. For purposes of this Paragraph 19.4, “control” shall mean ownership of at least 50% of all classes of stock of a corporation, all memberships in a limited liability company or all classes of partners in a partnership. Tenant shall notify Landlord of any such Transfer promptly after its consummation. Such Transfer shall not release the original Tenant from any obligation or liability hereunder. The termination provisions and the rent sharing provisions of Paragraphs 19.2 and 19.3 shall not apply to a Permitted Transfer.

20. SUBORDINATION. Landlord represents and warrants to Tenant that as of the Commencement Date, there is no Mortgage or ground lease covering any part of the Building or the Project. This Lease and all rights of Tenant under this Lease are subordinate to any of the following, and any modifications thereof, which may hereafter affect any portion of the Building: any Mortgage, or any ground or underlying lease covering any part of the Building, provided that the Mortgage holder or ground lessor shall agree in a commercially reasonable form acceptable to Tenant, that Tenant’s peaceable possession of the Premises will not be disturbed on account of such subordination so long as Tenant is not in default, after notice and expiration of applicable cure periods and performs all obligations hereunder. Subject to the provisions of this Paragraph 20, on sale by foreclosure of a Mortgage or sale in lieu of foreclosure, Tenant will attorn to the purchaser if requested by such purchaser, and recognize the purchaser as the Landlord under this Lease. Within ten (10) Business days after demand from time to time, Tenant shall execute, acknowledge and deliver to Landlord any commercially reasonable instruments necessary or proper to evidence such subordination and/or attornment or, if Landlord so elects, to render any of the foregoing subordinate to this Lease or to any or all rights of Tenant hereunder. Subject to the provisions of this Paragraph 20, Tenant further waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale, and agrees that this Lease shall not be affected in any way whatsoever by any such proceeding or sale unless the Mortgagee, or the purchaser, shall declare otherwise.

21. ESTOPPEL CERTIFICATE. Upon Landlord’s written request from time to time, Tenant will execute and deliver to Landlord, within ten (10) days after Tenant’s receipt of Landlord’s written request, certificates, an example of which is attached hereto as Exhibit E, certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified (except as the certificate specifies) and in full force and effect; (iii) the date to which the sums payable under this Lease have been paid; (iv) that to Tenant’s actual knowledge, there are no current material defaults under this Lease by either Landlord or Tenant except as specified; and (v) such other factual matters as Landlord reasonably requests. This certification may be relied upon by any actual or prospective Mortgagee or purchaser of all or part of the Building or any interest therein or in Landlord. Failure to so execute and deliver said certificate will be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that no more than one (1) month’s rental has been paid in advance; and Tenant irrevocably authorizes Landlord, as Tenant’s attorney-in-fact and in Tenant’s name, to so execute and deliver said certificate.

22. SIGNS. Tenant shall be permitted to maintain its signage in place as of the Commencement Date. Landlord and Tenant shall use commercially reasonable efforts to obtain appropriate governmental approval for Tenant to install additional signage visible to Highway 101. The costs of fabricating and installing such freeway signage shall be at Tenant’s expense. During the first six months of the Lease Term, Landlord shall, at its expense, install directional signage approved by Tenant in the Common Areas to direct Tenant’s employees and guests to its main entrance. Landlord shall obtain Tenant’s prior written approval of such directional signage, which consent shall not be unreasonably withheld, conditioned or delayed. Except as provided above, Tenant shall not place, maintain, or permit on any exterior door, wall, or window of the Premises, or the Building, any other sign, awning, canopy, marquee, or other advertising without the prior written consent of Landlord in Landlord’s reasonable discretion. If Landlord consents to any sign, awning, canopy, marquee, decoration, or advertising matter, Tenant shall maintain it in good appearance and repair at all times during this Lease. If at the end of the Term, any of the items mentioned in this Paragraph are not removed from the Premises by Tenant, that item may, without damage or liability, be removed and disposed of by Landlord at Tenant’s reasonable expense.

23. SURRENDER OF PREMISES. As soon as its right to possession ends, Tenant will surrender the Premises to Landlord in good condition and with the HVAC equipment maintained and serviced as provided in the Lease and all floors and carpets in good repair and condition, except for reasonable wear and tear, and for damage or destruction by fire, flood or other casualty. Tenant will concurrently deliver to Landlord all keys to the Premises. If possession is not immediately surrendered by Tenant, the provisions of Paragraph 23.2 below shall apply.

23.1 Leasehold Improvements and Fixtures. At the expiration or termination of the Term, Landlord may require the removal of any or all personal property and equipment from the Premises (including without limitation all cable trays and racks), and the restoration of the Premises to its condition as of the Commencement Date (together with the Tenant Improvements installed pursuant to Exhibit C), except for reasonable wear and tear, at Tenant’s expense. Further and within ten (10) days following written request thereof by Landlord, Tenant, at its expense, in compliance with the National Electric Code or other applicable law, shall remove all communications, fiber, phone and data cabling and related telecom equipment that is installed by or for Tenant. All other Alterations made to the Premises shall remain upon and be surrendered with the Premises at the expiration or termination of the Term. All removals by Tenant will be accomplished in a good and workmanlike manner so as not to damage any portion of the Premises or Building, and Tenant will promptly repair and restore all damage done. If Tenant does not so remove any property which it has the right or duty to remove, and such failure continues for more than ten (10) days after written notice from Landlord, Landlord may immediately either claim it as abandoned property, or remove, store and dispose of it in any manner Landlord may choose, at Tenant’s cost and without liability to Tenant or any other party.

23.2 Holding Over. If Tenant does not surrender the Premises as required and holds over after its right to possession ends, Tenant shall become a tenant at sufferance only, at a monthly rental rate equal to one hundred fifty percent (150%) of the Base Rent payable in the last prior full month, or the then existing fair market rental, whichever is greater, plus 100% of Additional Rent, without renewal, extension or expansion rights, and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Nothing other than a fully executed written agreement of the parties creates any other relationship. Tenant is liable for Landlord’s loss, costs and damage from such holding over, including, without limitation, those from Landlord’s delay in delivering possession to other parties. These provisions are in addition to other rights of Landlord hereunder and as provided by law.

24. PROFESSIONAL FEES. Either party shall be entitled to reasonable attorneys’ fees and all other costs and expenses incurred in the preparation and service of legitimate notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default. In any dispute between the parties (whether or not litigated) arising hereunder or out of Tenant’s use or occupancy of the Premises, the prevailing party’s reasonable costs and expenses (including reasonable fees of attorneys and experts) will be paid or reimbursed by the unsuccessful party.

25. GENERAL PROVISIONS.

25.1 Mortgagee Protection. Subject to the express terms of any non-disturbance agreement, Tenant shall not exercise any right to terminate until (a) it gives written notice to any Mortgagee whose name and address have been furnished to Tenant, and (b) the same time period as is afforded Landlord for remedying the act or omission giving rise to such suit has elapsed following the giving of the notice, without the same being remedied. During that time, subject to Paragraph 12, Landlord and/or any Mortgagee and/or their employees, agents or contractors may enter the Premises and do therein whatever may be necessary to remedy the act or omission.

25.2 Transfer of Landlord’s Interest. Landlord may transfer, assign or convey any or all of its interest in the Building or its rights under this Lease. Upon transfer of its rights under this Lease, Landlord is freed and relieved of all then future obligations under this Lease, provided that the transferee shall have assumed in writing those obligations, and Tenant will look solely to the successor to Landlord for such future obligations. This Lease shall inure to the benefit of and bind all parties hereto and their respective successors and assigns.

25.3 Waiver. Tenant waives any right it may now or hereafter have (i) to redeem the Premises or to have a continuance of this Lease after termination of the Lease, Tenant’s right of occupancy or the Term, (ii) for exemption of property from liability for debt or for distress for rent, or (iii) relating to delay in levy of execution in case of eviction for nonpayment of rent.

25.4 Identification of Tenant. If there is more than one party constituting Tenant or any Guarantor, their obligations are joint and several, and Landlord may proceed against any one or more of them before proceeding against the others, nor shall any party constituting Tenant or Guarantor be released for any reason whatsoever, including, without limitation, any amendment of this Lease, any forbearance by Landlord or waiver of any of Landlord’s rights, the failure to give any party constituting Tenant or Guarantor any notices, or the release of any party liable for the payment of Tenant’s obligations. If there is more than one party constituting Tenant, any of them acts for all others in every regard with respect to this Lease (including but not limited to any renewal, extension, expiration, termination or modification).

25.5 Interpretation of Lease. Tenant acquires no rights by implication from this Lease, and is not a beneficiary of any past, current or future agreements between Landlord and third parties. Surrender or cancellation of this Lease shall not work a merger, and shall, at Landlord’s option, assign to it all subleases or subtenancies. The delivery of keys to Landlord or Landlord’s managing agent is not a termination of this Lease or a surrender of the Premises. Headings in this Lease are for convenience only, and do not affect the meaning of the text.

Unless context indicates otherwise, words of any gender or grammatical number include all genders and numbers. Where context conflicts with the definition of any term, context will control, but only for that use and related uses. If any provision of this Lease or any application thereof is invalid, void or illegal, no other provision or application shall be affected. Time is of the essence of every provision of this Lease. California law governs this Lease. The parties agree to submit to jurisdiction in the state or federal courts of the City and County of San Francisco, California for resolution of any litigation related to this Lease. Neither party may record this Lease or a copy or memorandum thereof. Submission of this Lease to Tenant is not an offer, and Tenant will have no rights hereunder until each party executes a counterpart and delivers it to the other party.

25.6 Limitation on Liability. Landlord’s rights hereunder are solely for Landlord’s benefit, and Landlord has no duty to exercise them for the benefit of Tenant or others. Any liability of Landlord to Tenant for a breach of this Lease, or arising from the relationship under it, is limited to twenty percent (20%) of the value of the Building, and Landlord and Landlord’s employees, officers, directors, shareholders, partners and agents shall not be personally liable for any deficiency; but this does not limit or deny any remedies which involve personal liability, and nothing in this Paragraph 25.6 shall be deemed to limit the liability of Landlord’s insurance carriers. Tenant shall not, however, name Landlord’s employees, officers, directors, shareholders, partners and agents as a defendant in any action seeking to impose personal liability on any one or more of them for a breach of this Lease. If Tenant proposes any action which requires Landlord’s consent and such consent is impermissibly withheld, denied or delayed, Tenant may seek an injunction or specific performance and/or damages, but Tenant shall not have the right to terminate this Lease on account thereof. Landlord’s interest in the Building shall include, without limitation, all rental and other income, and all sales, insurance and condemnation proceeds derived from the ownership and operation of the Building.

25.7 Financial Statements. Tenant represents, warrants and covenants that financial statements heretofore or hereafter furnished to Landlord, in connection with this Lease, are accurate and are not materially misleading. At any time during the Term, but in no event more than once in any calendar year (or at any time there is a continuing monetary Event of Default) and subject to the execution by Landlord of a Confidentiality Agreement reasonably acceptable to both Landlord and Tenant, Tenant shall, upon ten (10) days prior written notice, provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year, and prepared in accordance with generally accepted accounting principles and, if such is Tenant’s normal practice, audited by an independent certified public accountant.

25.8 Quiet Enjoyment. If Tenant pays all sums and performs all its other obligations under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises, subject to this Lease and to rights to which the Lease is subordinate. Tenant acknowledges that it may be subject to inconveniences typical of similar projects, such as construction, maintenance and repair in other areas of the Project and Building.

25.9 Payments and Notices. Any notice or document shall be considered received when personally received (or upon refusal to accept delivery) by mail, messenger, overnight courier or otherwise to the parties hereto at the respective addresses set forth on the signature page of this Lease, or at such other address as they may specify from time to time by written notice delivered in accordance with this Paragraph 25.9. All payments required to be made by Tenant to Landlord are to be paid, without prior demand except as may be specified and, except as expressly specified, without any setoff, deduction or counterclaim whatsoever, in legal tender of the United States of America at the address set forth on the invoice or, if no invoice is submitted or no address is set forth, at the address for the Landlord set forth on this Lease or at any other address as Landlord may specify from time to time by written notice in accordance with this Paragraph 25.9.

25.10 Late Payments. If any amounts due hereunder from Tenant are not received by Landlord within five (5) days after said amounts are due, Tenant shall also pay to Landlord a late charge of five percent (5%) of all such past due amounts for which the parties agree is a fair and reasonable estimate of the extra costs (including, without limitation, processing and accounting charges) Landlord will incur by reason of the late payment. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to such overdue amount, or prevent Landlord from exercising any of its other rights and remedies. Any amounts overdue from Tenant hereunder shall accrue interest from the date due at the Prime Rate plus four percent (4%) per annum.

25.11 Rules and Regulations. Tenant shall comply with the Rules and Regulations (as reasonably changed from time to time as therein provided) attached hereto as Exhibit F. In the event of any conflict between the terms of the Rules and Regulations and the provisions of the text of this Lease, the provisions of this Lease shall control and prevail.

25.12 Rights Reserved by Landlord. In addition to other rights retained or reserved, subject to the other provisions of this Lease, Landlord reserves the following rights, exercisable without notice (except as expressly provided) and without liability to Tenant and without effecting an eviction, constructive or actual, or in any way diminishing Tenant’s obligations: (a) to install and maintain, modify or remove any signs on the exterior and interior of the Project other than Tenant’s signage as permitted herein; (b) to designate and reasonably approve, prior to installation, all types of interior and exterior window treatments; (c) the exclusive right to designate, limit, restrict and control any business and any service in or to the Project or its tenants, except as permitted or required under this Lease; (d) to keep, and to use in appropriate instances, keys to all doors within and into the Premises; (e) to decorate and make repairs, alterations or additions, whether structural or otherwise, in and about any part of the Project and to enter the Premises for these purposes and, during such work, to temporarily close doors, entryways, public space in the Project, to interrupt or temporarily suspend services and facilities and to change the arrangement of public parts of Project other than the Premises; (f) to approve the weight, size and location of safes and other heavy equipment and articles in and about the Premises and the Building (movement of Tenant’s property is entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building); (g) to have access to any mail receptacles located on the Project according to the rules of the United States Postal Service; (h) to close any part of the Common Areas to the extent necessary in Landlord’s opinion to prevent the accrual of any prescriptive rights, to temporarily close any part of the Common Areas to repair and maintain them or for any other reasonable purpose, or to change the nature of the Common Areas, including without limitation changes in the location, size, shape, and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, and walkways provided Tenant’s parking rights are not materially affected by any such changes; and (i) to take all reasonable measures Landlord considers advisable for the security of the Project and its occupants. In exercising its rights hereunder, Landlord shall use commercially reasonably efforts to minimize any interference with Tenant’s use of and access to the Premises and to provide Tenant with its entire parking allotment.

25.13 Responsibility for Others. Where either party waives rights against the other party, to the extent permitted by law, it also waives the same rights against the other party’s employees, officers, directors, shareholders, partners, agents, contractors and invitees. The waiver shall be considered a waiver on behalf of the party making it, and to the extent permitted by law, of all that party’s employees, officers, directors, shareholders, partners and agents, and of anyone claiming under any of them, including insurers and creditors. Wherever in this Lease Tenant agrees not to do a particular thing, Tenant also agrees not to permit its employees, agents, contractors or invitees to do so.

25.14 Landlord’s Costs. Where Tenant is required to pay or reimburse Landlord for the costs of any item, the cost shall be the reasonable and customary charge established by Landlord from time to time, including a reasonable allocation of Landlord’s overhead, administrative and related costs associated with the ownership and operation of the Building. Failure to pay any reimbursable cost shall be treated as a failure to pay rent. In connection with any request by Tenant for the consent of Landlord to an Alteration or other action proposed by Tenant under this Lease, Tenant shall pay Landlord’s reasonable costs and expenses incurred in connection therewith, including attorneys’, architects’, engineers’ and other consultants’ fees.

25.15 Invoices. Tenant will promptly notify Landlord of any dispute it may have regarding Landlord’s invoices, provided however that the foregoing sentence shall not limit Tenant’s right to audit Operating Expenses as provided in Paragraph 4.3 above.

25.16 Force Majeure. When a period of time is herein prescribed for action to be taken by a party, other than the payment of Rent or other funds, that party shall not be liable or responsible for, and there is excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other cause of any kind whatsoever which are beyond the control of the party. Subject to the preceding sentence, time is of the essence of every part of this Lease.

25.17 Lender Modification. Tenant agrees to make such reasonable modifications to this Lease as may reasonably be required in connection with the obtaining of normal financing or refinancing of the Building.

25.18 Negotiated Transaction. The parties mutually acknowledge that this Lease has been negotiated at arm’s length. The provisions of this Lease shall be deemed to have been drafted by all of the parties and this Lease shall not be interpreted or constructed against any party solely by virtue of the fact that such party or its counsel was responsible for its preparation.

25.19 Adverse Condition. If at any time during the Lease Term, Tenant is prevented from using all or any portion of the Premises, or Tenant is able to conduct its operations in all or any portion of the Premises only at a significantly reduced level or under materially adverse conditions due to (i) the negligence or willful misconduct of Landlord or any of Landlord’s employees, contractors or agents (“Landlord Parties”) which interrupts the utilities or services provided to or reasonable access to the Premises or (ii) the presence or threatened presence of hazardous substances or other situations that pose a material health risk to occupants of the Premises, or (iii) any condition constituting a constructive eviction arising due to the act, omission or negligence of Landlord or any Landlord Party (each, an “Abatement Event”), for a period of ten (10) consecutive days after written notice from Tenant (“Abatement Period”), Rent shall abate to the extent of such interference commencing immediately following expiration of the Abatement Period and continuing for the time period and to the extent that Tenant’s use of the Premises is adversely affected.

Landlord shall use diligent efforts to restore Tenant’s use of the Premises as soon as practicable. If an Abatement Event continues for ninety (90) consecutive days after Tenant has notified Landlord of the existence of such Abatement Event, Tenant shall thereafter have the ongoing right, until such Abatement Event is eliminated, to terminate this Lease as to all or any portion of the Premises. Tenant’s termination of this Lease pursuant to this Paragraph 25.19 shall not constitute an election of remedies and shall not waive any claims Tenant may otherwise have against Landlord under this Lease or at law or in equity. The provisions of this Paragraph shall not apply to a casualty or an eminent domain taking.

25.20 Access. Tenant shall have access to the Premises 24 hours per day, seven days per week, subject to the provisions of this Lease.

THIS LEASE CONTAINS ALL AGREEMENTS OF THE PARTIES CONCERNING THIS SUBJECT MATTER, SUPERSEDING ANY SUCH PRIOR AGREEMENTS, REPRESENTATIONS OR WARRANTIES, AND MAY BE AMENDED OR MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY BOTH PARTIES.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD’S ADDRESS:	LANDLORD:

c/o RNM Properties 135 Main Street, Suite 1140 San Francisco, CA 94105	RNM LAKEVILLE, LLC, a Delaware limited liability company By RNM PETALUMA, INC., a California corporation, its Manager
Attention: Paul B. Elmore

	By:	/s/ Paul B. Elmore
TENANT’S ADDRESS:	Paul B. Elmore, Its President

At the Premises	Date: 13 February 09

Attention: Chief Financial Officer	TENANT:

With copies to General Counsel, and Senior Manager of Facilities	CALIX NETWORKS, INC., a Delaware corporation

Tenant and the person executing this Lease on Tenant’s behalf represent and warrant that they are duly authorized and empowered so to execute and deliver this Lease, and that this Lease is binding upon Tenant in accordance with its terms.	By:	/s/ Kelyn Brannon-Ahn
(signature)
Kelyn Brannon-AHN
(print name)
	Its:	CFO
(insert title)
	Date:	2/13/09

ADDENDUM

TO LEASE

This Addendum is made and entered into by and between RNM Lakeville, LLC, a Delaware limited liability company, as Landlord, and Calix Networks, Inc., a Delaware corporation, as Tenant, and is dated as of the date set forth on the first page of the Lease between Landlord and Tenant to which this Addendum is attached (the “Lease”). The promises, covenants, agreements and declarations made and set forth herein are intended to and shall have the same force and effect as if set forth at length in the body of the Lease. To the extent that the provisions of this Addendum are inconsistent with the terms and conditions of the Lease, the terms of this Addendum shall control.

26. TENANT’S EXTENSION OPTION.

26.1 Grant of Option. Tenant shall have the right and option (the “Extension Option”) to extend the Term of this Lease for two (2) additional periods of five (5) years each (each an “Extension Term”), commencing immediately upon expiration of the then expiring Lease term (the “Adjustment Date”), upon and subject to the terms, conditions and provisions below.

26.2 Exercise of Extension Option. To exercise an Extension Option, Tenant must deliver written notice of Tenant’s irrevocable and unconditional exercise of the Extension Option to Landlord not earlier than fifteen (15) months and not later than twelve (12) months prior to the applicable Adjustment Date. If Landlord does not receive such notice from Tenant by that time, then Tenant’s Extension Option and any subsequent Extension Option shall forever lapse unexercised and be of no further force or effect whatsoever.

26.3 Effect of Exercise of Extension Option. If Tenant timely exercises Tenant’s Extension Option as provided herein, the Lease Term shall (by delivery of Tenant’s notice of exercise to Landlord and without further action by Landlord or Tenant) be extended for the applicable Extension Term, upon and subject to all of the terms, conditions and provisions set forth in this Lease, except as provided below, and except that: the Base Rent for the applicable Extension Term shall equal Market Rate (determined as provided below) as of the applicable Adjustment Date; Tenant shall have one fewer option to extend or renew; and the provisions of Exhibit C shall not apply to any Extension Term. In addition, during each Extension Term, Landlord shall provide to Tenant a refurbishment allowance in the amount of $5.00 per square foot within the Premises to reimburse Tenant for repainting and re-carpeting the Premises.

26.4 Definition of Market Rate. As used in this Lease, the “Market Rate” shall be the net effective fair market rental rate (taking into account free rent, if any) as of the applicable Adjustment Date, for comparable space in the Project, Petaluma and southern Sonoma County, all based on the best information available at the time of determination of the Market Rate. The Market Rate shall be based on prevailing rentals then being charged to new and renewal tenants for space of equivalent quality, size and location as the Premises (or adjusting the rental rate as appropriate for differences therein), taking into such account the size, nature and stature of the tenant, the length of the Extension Option period during which such rate will apply, and differences in terms and provisions of the applicable leases, such as pass-throughs of

ADDENDUM, PAGE 1

operating expenses and taxes. The Market Rate shall also take into account any differences in leasing commissions or tenant improvements or improvement allowances and all other relevant terms and conditions.

26.5 Determination of Market Rate.

26.5.1 Agreement on Market Rate. If Tenant timely exercises Tenant’s Extension Option, as provided in Paragraph 26.2, then, during the sixty (60) day period following Landlord’s receipt of Tenant’s notice of exercise of Tenant’s Extension Option, Landlord and Tenant shall endeavor in good faith to agree upon the Market Rate.

26.5.2 Appointment of Appraisers. If Landlord and Tenant are unable to agree upon the Market Rate prior to the expiration of the sixty (60) day period referred to in Paragraph 26.5.1, then Landlord and Tenant shall each appoint, by written notice delivered to the other prior to five (5) days after the expiration of such sixty (60) day period, a real estate broker or appraiser who has significant current experience appraising rental rates for commercial real property in the Petaluma area to participate in the determination of the Market Rate. If either Landlord or Tenant fails timely to appoint a qualified appraiser as proved above, and such failure continues for fifteen (15) days after the party which has appointed an appraiser gives notice to the other party of such appointment and makes demand for the appointment of a qualified appraiser by the other party, then the determination of Market Rate to be made hereunder shall be made solely by such sole appraiser as may have theretofore been appointed, and such determination of the Market Rate by such sole appraiser shall be binding upon both Landlord and Tenant. Otherwise the two appraisers appointed by Landlord and Tenant shall appoint, within twenty (20) days after they have been appointed, a third appraiser who is similarly qualified. If the two appraisers appointed by Landlord and Tenant cannot agree on the appointment of a third appraiser within the time period provided, either Landlord or Tenant may seek the appointment of the same by the presiding judge for the Superior Court in the County of Sonoma, California. The appraisers shall work together and share information in their efforts to determine and agree upon the Market Rate. The Market Rate shall be determined as provided below.

26.5.3 Determination of Market Rate by Appraisers. Landlord and Tenant shall each state in writing what it contends to be the Market Rate, including whatever support for such contention it wishes to have considered by the appraisers. The third appraiser shall arrange for simultaneous exchange of such written contentions and for presentation of such additional evidence, rebuttals, or other matters as the parties may wish to present and the appraisers may elect to hear or otherwise receive. The role of the appraisers shall be to select from the two contended Market Rates submitted by the parties the one which is closest to the actual Market Rate as determined by the appraisers. The appraisers shall have no power to adopt a compromise or “middle ground” between the contended Market Rates submitted by the parties or to adopt any Market Rate other than the contended Market Rate submitted by the party which is closest to the appraisers’ determinations as to actual Market Rate. If the appraisers do not agree upon the actual Market Rate, then each appraiser shall determine which of the two contended Market Rates submitted by the parties is closest to the actual Market Rate determined by such appraiser and the contended Market Rate so selected by at least two of the appraisers shall be the Market Rate. The Market Rate as so determined by the appraisers as provided herein shall be binding upon both Landlord and Tenant as the Market Rate.

ADDENDUM, PAGE 2

26.5.4 Payments Pending Determination; Costs. Landlord and Tenant will use all reasonable diligence to cause the appraisers to perform in good faith and in a timely manner in order to make the determination for the Market Rate on or before the applicable Adjustment Date. If the appraisers do not make such determination prior to the applicable Adjustment Date, the Lease shall nevertheless continue in full force and effect until such determination is made, and, commencing as of the date of a demand by Landlord for such payment. Tenant shall pay Base Rent during such period based on the amount asserted by Landlord to be the Market Rate. Upon the determination by the appraisers of the Market Rate, the excess, if any, of the amount paid to Landlord by Tenant as provided above over the Market Rate as so determined hereunder applicable to the period from the Adjustment Date to the date on which the Market Rate was so determined shall be credited by Landlord against the Base Rent next due from Tenant hereunder. The payment by Tenant of Base Rent based on the Market Rate as so determined shall commence on the first day of the month following the date of such determination, and, in addition to such monthly installment of Base Rent, Tenant shall pay to Landlord the deficiency, if any, in the amount earlier paid by Tenant as Base Rent based on Landlord’s asserted Market Rate in relation to the amount ultimately determined hereunder as the Market Rate. Landlord and Tenant shall each advance one half of any fees and expenses of the appraisers required to be paid prior to the appraisers’ decision, but the party submitting the position adopted as the Market Rate in accordance with the procedure set forth above shall be entitled to reimbursement from the other party of all such fees and expenses advanced by the prevailing party and the non-prevailing party shall pay (or reimburse the prevailing party for) all such fees and expenses within 30 days after demand; the reasonable attorneys’ fees and expenses of counsel for the respective parties shall be paid and borne by the party engaging such counsel.

26.6 Limitations on Extension Option. Time is of the essence as to the exercise of Tenant’s Extension Options. If Landlord does not timely receive delivery of Tenant’s notice of exercise of Tenant’s Extension Option, the option shall expire, lapse unexercised and be of no further force or effect whatsoever, and Tenant shall have no further option to extend. Any election to exercise any Extension Option shall be null and void at the option of Landlord (A) if any Event of Default exists hereunder at the time of such notice or at the Adjustment Date, or (B) if the named Tenant hereunder has assigned the Lease (other than to a Permitted Transferee) or subleased more than 80% of the Premises for all or substantially all of the then remaining Lease Term at either the time of exercise of the Extension Option or the Adjustment Date (it being the intent of the parties to this Lease that such Extension Option is personal to the original Tenant hereunder, and shall not be assignable to or exercisable by or for the benefit of any assignee, sublessee or other transferee of the original Tenant hereunder other than to Permitted Transferees). Transfer of all or any portion of Tenant’s rights under this Paragraph 26 (other than to Permitted Transferees) is absolutely prohibited.

27. RIGHT OF FIRST OFFER. Subject to the terms and conditions set forth below and to the superior rights of tenants of the Project as of the date of this Lease, Tenant shall have an ongoing right of first offer (the “Right of First Offer”) with respect to any space within the 1039 North McDowell Boulevard building (“Offer Space”). Landlord shall provide written notice to Tenant (“Advice”) at such time as Landlord determines to offer to lease any or all of the Offer Space or receives an offer from a third party to lease any Offer Space. The Advice shall state the location and approximate square footage of the Offer Space, and the proposed commencement date of lease of the Offer Space. Tenant may elect to lease all such Offer Space, under the terms

ADDENDUM, PAGE 3

and provisions of this Lease as modified below, by providing Landlord with written notice of exercise (the “Notice of Exercise”) within ten (10) Business days after the date of the Advice. If Tenant fails to exercise its Right of First Offer as to any Offer Space, then Tenant’s Right of First Offer with respect to such Offer Space shall lapse and be of no further force and effect until the earlier of six months following the date of the Advice respecting such Offer Space or if such Offer Space is leased during said six-month period, then at such time as such Offer Space is subsequently vacated. This Right of First Offer is personal to the Tenant named herein and Permitted Transferees and may not be assigned or transferred (other than to Permitted Transferees). Tenant must elect to lease all of the space subject to an Advice and may not elect to lease only a portion thereof.

27.1 Notwithstanding the above, Tenant shall have no Right of First Offer, and Landlord need not provide Tenant with an Advice, if

(a) Tenant is in default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the Advice; or

(b) Tenant has assigned this Lease (other than to Permitted Transferees) or subleased all or more than 80% of the Premises for all or substantially all the then remaining Lease Term on the date that Landlord would deliver the Advice: or

(c) The current tenant of the Offer Space is extending or otherwise remaining in the Offer Space beyond the term of its original lease pursuant to an extension option or otherwise.

27.2 Lease Terms After Exercise. If Landlord timely receives Tenant’s Notice of Exercise, then, commencing on the commencement date stated in the Advice, such Offer Space shall be considered a part of the Premises on the terms set forth in this Lease. Base Rent for the Offer Space shall be calculated at the rate then in effect for the original Premises. For example, if the commencement date for the Offer Space is the first day of the twenty-fifth month of the Lease Term, then Base Rent on the Offer Space shall be calculated at a rate of $1.35 per square foot per month and shall thereafter increase when the rental rate increases for the original Premises. The Tenant Allowance for the Offer Space shall be prorated to reflect the shorter lease term for the Offer Space. For example, if the commencement date for the Offer Space is the first day of the twenty-fifth month of the Lease Term, the Tenant Allowance for such space would be equal to $9.00 per square foot ($15.00 x 36/60). If Landlord is delayed delivering possession of such Offer Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for such Offer Space shall be postponed until the date Landlord delivers possession of such Offer Space to Tenant free from occupancy by any party. If Landlord fails to deliver the Offer Space within 180 days after the scheduled commencement date, Tenant shall thereafter have the right to terminate its lease of the applicable Offer Space until possession thereof is tendered to Tenant.

28. PARKING. Tenant shall be entitled to the non-exclusive use of up to 3.2 unreserved and unassigned parking spaces per 1,000 square feet in the Premises in accordance with Landlord’s rules and regulations as may be reasonably amended from time to time. Tenant shall not park any vehicle other than ordinary passenger vehicles, passenger vans, and small

ADDENDUM, PAGE 4

trucks in the Common Areas, except for loading purposes. Loading and unloading is permitted on designated loading docks or in other areas in which such loading and unloading may reasonably be accomplished without disturbing other Project tenants. Tenant shall not at any time park or permit the parking of Tenant’s vehicles or trucks, or the vehicles or trucks of Tenant, its employees, invitees, suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not abandon any inoperative vehicles or equipment on any portion of the Common Area, nor shall Tenant, its employees, invitees, suppliers or others park or store any vehicle (permitted size or otherwise) on any portion of the Common Area, including designated parking areas, unattended for any period longer than seventy-two (72) hours. Vehicles parked in violation of this Paragraph shall be subject to towing at Tenant’s expense. Landlord reserves the right to assign other specific parking spaces, and to reserve other parking spaces for visitors, small cars, handicapped persons and for other tenants, guests of tenants or other parties, which assignment and reservation or spaces may be relocated as determined by Landlord from time to time, and Tenant and persons designated by Tenant hereunder shall not park in any such location designated for such assigned or reserved parking spaces. Subject to Paragraphs 13(b) and 25.19 and other express provisions of this Lease, Tenant acknowledges that the Parking Area may be closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Area, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control.

29. HAZARDOUS MATERIAL.

29.1 Use Restrictions. Tenant shall not use, generate, manufacture, produce, store, release, discharge or dispose of, on, under or about the Premises, or transport to or from the Premises, any Hazardous Materials or allow its employees, agents, contractors, invitees or any other person or entity to do so except in full compliance with all Federal, state and local laws, regulations and ordinances and this Addendum. The term “Hazardous Materials” shall include without limitation: (1) Those substances included within the definitions of “hazardous substances”, “hazardous materials”, “toxic substances” or “solid waste” under CERCLA, RCRA and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq. and in the regulations promulgated pursuant to said Laws; (2) Those substances defined as “hazardous wastes” in Section 25117 of the California Health & Safety Code, or as “hazardous substances” in Section 25316 of the California Health & Safety Code, and in the regulations promulgated pursuant to said Laws; (3) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances; (4) Such other substances, materials and wastes which are or become regulated under applicable local, state or federal Law or the United States government, or which are or become classified as hazardous or toxic under federal, state or local Laws or regulations; and (5) Any material, waste or substance which is (i) petroleum, (ii) asbestos, (iii) polychlorinated biphenyls, (iv) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act of 1977, 33 U.S.C. Sections 1251, et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act of 1977 (33 U.S.C. Section 1317), (v) flammable explosives, or (vi) radioactive materials.

ADDENDUM, PAGE 5

29.2 Tenant’s Indemnity. Tenant shall be liable to Landlord for and indemnify and hold Landlord harmless against all damages (including investigation and remedial costs), liabilities, losses (including diminution of value of the Premises), fines, penalties, fees, and claims, demands, orders or enforcement actions arising out of activities associated with Hazardous Materials which activities are conducted or permitted by Tenant within the Premises during the Lease Term or any other period during which Tenant, its agents, contractors, employees, sublessees, assignees or licensees are occupying the Premises or are conducted or permitted by Tenant, Tenant, its agents, contractors, employees, sublessees, assignees or licensees (“Tenant Parties”) at the Project. In the event Tenant and/or Tenant’s Parties’ activities are responsible for a Hazardous Materials condition at the Project, Tenant shall promptly commence investigation and remedial activities to remediate such condition as required by applicable laws. Any such remediation activities shall be deemed an Alteration requiring Landlord’s consent hereunder. If appropriate or required by law, these activities shall be conducted in conjunction with Federal, state and local oversight and approvals. If any action of any kind is required or requested to be taken by any governmental authority to clean-up, remove remediate or monitor any Hazardous Materials (the presence of which is the result of the acts or omissions of Tenant or its Agents) and such action is not completed prior to the expiration or earlier termination of the Lease, Tenant shall be deemed to have impermissibly held over until such time as such required action is completed, and Landlord shall be entitled to all damages directly or indirectly incurred in connection with such holding over, including, without limitation, damages occasioned by the inability to re-let the Premises or a reduction of the fair market and/or rental value of the Premises.

29.3 Assignment and Subletting. It shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting if (i) the proposed assignee’s or subtenant’s anticipated use of the Premises involves the storage, generation, discharge, transport, use or disposal of any Hazardous Material in a greater intensity and scope than Tenant’s then- existing use, or (ii) the proposed assignee or subtenant has been required by any prior landlord, lender or governmental authority to “clean-up” or remediate any Hazardous Material and has failed to do so, or (iii) the proposed assignee or subtenant is subject to a criminal investigation or enforcement order or proceeding by any government authority in connection with the use, generation, discharge, transport, disposal or storage of any Hazardous Material.

29.4 List of Hazardous Materials. In the event Tenant intends to use or store or uses or stores Hazardous Materials in or about the Premises (other than office supplies and household cleaning products typically used in offices), then upon request of Landlord, Tenant shall provide Landlord with a list of such Hazardous Materials (and the quantities thereof) which Tenant uses or stores (or intends to use or store) on the Premises and the following provisions shall apply:

(a) Prior to Tenant using, handling, transporting or storing any Hazardous Material at or about the Premises, Tenant shall submit to Landlord a Hazardous Materials Management Plan (“HMMP”) for Landlord’s review and approval, which approval shall not be unreasonably withheld. The HMMP shall describe: (aa) the quantities of each material to be used, (bb) the purpose for which each material is to be used, (cc) the method of storage of each material, (dd) the method of transporting each material to and from the Premises and within the Premises (ee) the methods Tenant will employ to monitor the use of the material

ADDENDUM, PAGE 6

and to detect any leaks or potential hazards, and (ff) any other information any department of any governmental entity (city, state or federal) requires prior to the issuance of any required permit for the Premises or during Tenant’s occupancy of the Premises. Landlord may, but shall have no obligation to review and approve the foregoing information and HMMP, and such review and approval or failure to review and approve shall not act as an estoppel or otherwise waive Landlord’s rights under this Lease or relieve Tenant of its obligations under this Lease. If Landlord determines in good faith by inspection of the Premises or review of the HMMP that the methods in use or described by Tenant are not adequate in Landlord’s good faith judgment to prevent or eliminate the existence of environmental hazards, then Tenant shall not use, handle, transport, or store such Hazardous Materials at or about the Premises unless and until such methods are approved by Landlord in good faith and added to an approved HMMP. Once approved by Landlord, Tenant shall strictly comply with the HMMP and shall not change its use, operations or procedures with respect to Hazardous Materials without submitting an amended HMMP for Landlord’s review and approval as provided above.

(b) Tenant shall pay to Landlord when Tenant submits an HMMP (or amended HMMP) the amount reasonably determined by Landlord to cover all Landlord’s costs and expenses reasonably incurred in connection with Landlord’s review of the HMMP which costs and expenses shall include, among other things, all reasonable out-of-pocket fees of attorneys, architects, or other consultants incurred by Landlord in connection with Landlord’s review of the HMMP. Landlord shall have no obligation to consider a request for consent to a proposed HMMP unless and until Tenant has paid all such costs and expenses to Landlord irrespective of whether Landlord consent to such proposed HMMP. Tenant shall pay to Landlord on demand the excess, if any, of such costs and expenses actually incurred by Landlord over the amount of such costs and expenses actually paid by Tenant over the amount such costs and expenses actually incurred by Landlord. Tenant shall immediately notify Landlord or any inquiry, test, investigation, enforcement proceeding by or against Tenant or the Premises concerning any Hazardous Material. Any remediation plan prepared by or on behalf of Tenant must be submitted to Landlord prior to conducting any work pursuant to such plan and prior to submittal to any applicable government authority and shall be subject to Landlord’s consent. Tenant acknowledges that Landlord, as the owner of the Property, at its election, shall have the sole right to negotiate, defend, approve and appeal any action taken or order issued with regard to any Hazardous Material by any applicable governmental authority. Landlord shall have the right to appoint a consultant to conduct an investigation to determine whether any Hazardous Material is being used, generated, discharged, transported to or from, stored or disposed of in, on, over, through, or about the Premises, in an appropriate and lawful manner and in compliance with the requirements of this Lease. Tenant, at its expense, shall comply with all reasonable recommendations of the consultant required to conform Tenant’s use, storage or disposal of Hazardous Materials to the requirements of applicable Law or to fulfill the obligations of Tenant hereunder.

29.5 Landlord Indemnity. Landlord shall be liable to Tenant for and indemnify and hold Tenant harmless against all damages (including investigative and remedial costs), liabilities and claims arising out of Landlord’s or Landlord’s agents’ activities associated with Hazardous Materials, or arising out of any Hazardous Materials existing on or under the Building or the Project as of the Commencement Date of the Existing Lease, including any costs and

ADDENDUM, PAGE 7

expenses incurred by Tenant in remediating, cleaning up, investigated or responding to any governmental or third party claims, demands, order or enforcement actions.

29.6 Provisions Survive Termination. Upon the expiration or earlier termination of the Lease, Tenant, at its sole cost, shall remove all Hazardous Materials from the Premises that Tenant or its Agents introduced to the Premises. The provisions of this Paragraph 29 shall survive the expiration or termination of this Lease.

30. COMMON AREAS.

30.1 Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Landlord under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Area be deemed to include the right to store any property, temporarily or permanently, in the Common Area or to construct or install any improvements in the Common Area. Any such storage shall be permitted only by the prior written consent of Landlord or Landlord’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, the Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Tenant, which cost shall be payable by Tenant to Landlord within 30 days after demand by Landlord.

30.2 Landlord or such other person(s) as Landlord may appoint, shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations with respect thereto. Tenant agrees to abide by and conform to all such rules and regulations, as well as any private conditions, covenants, and restrictions of public record now or hereafter affecting the Premises and any amendment thereof, and to cause its employees, suppliers, shippers, customers and invitees to abide and conform, provided that such rules and restrictions shall not increase Tenant’s costs or materially impair Tenant’s rights or materially increase Tenant’s obligations under this Lease. Landlord shall not be responsible to Tenant for the non-compliance with said rules and regulations by other tenants or authorized users of the Project. Any failure by Tenant or its agents, employees or representatives to observe and comply with the rules and regulations established by Landlord with respect to the Common Areas, which failure continues or persists after written notice by Landlord to Tenant of such failures, shall be a default by Tenant hereunder.

30.3 Subject to Tenant’s rights otherwise set forth in the Lease, Landlord shall have the right in Landlord’s reasonable discretion, from time to time: (i) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (ii) to close temporarily any of the Common Areas for maintenance purposes, so long as reasonable access to the Premises remains available; (iii) to designate other land outside the boundaries of the Project to be a part of the Common Areas; (iv) to add additional buildings and improvements to the Common Areas; (v) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the

ADDENDUM, PAGE 8

Project, or any portion thereof; (vi) to close, at reasonable times, all or any portion of the parking areas for any reasonable purpose, including without limitation, the prevention of a dedication thereof, or the accrual of the rights of any person or public therein; and, (vii) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas and the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

30.4 Landlord shall at all times maintain the Common Areas in good condition and repair and in compliance with all applicable laws.

31. COMMUNICATIONS EQUIPMENT.

31.1 Tenant may, at its sole cost and expense, and subject to compliance with all applicable laws, ordinances, rules, regulations, permits, and the terms and conditions set forth in this Lease, maintain its existing communications and related equipment in the Common Areas, subject to the provision set forth below. Tenant may install additional equipment as reasonably approved by Landlord in accordance with the installation procedures, plans and specifications and locations also reasonably approved by Landlord and in compliance with all applicable laws. Tenant shall maintain all its equipment in a good condition and repair and so as to ensure its operation in a manner to minimize interference with other communication equipment and in compliance with laws, pay all utility and other charges and expenses with respect thereto, and maintain the insurance set forth in this Lease covering such equipment and all of Tenant’s activities relating to such equipment as required under the Lease. Tenant shall install and maintain all such equipment at its own risk and expense.

31.2 If Tenant’s communications equipment is not removed by Tenant on or before the expiration or sooner termination of this Lease, then Landlord may thereafter do so and restore the Common Areas to their original condition prior to the installation thereof, and Tenant shall, within thirty (30) days of demand, reimburse Landlord for all reasonable costs incurred by Landlord in connection therewith. Any damage caused by the installation, maintenance or removal of the equipment shall be promptly repaired at the sole cost and expense of Tenant.

31.3 Tenant shall, at its sole cost and expense, maintain all fees, permits and government agency licenses necessary in connection with the installation, maintenance and operation of Tenant’s equipment. Landlord shall reasonably cooperate with Tenant in connection with obtaining such permits and licenses; provided, however, that Landlord shall have no obligation for any cost or liability with respect to any such permits or licenses.

31.4 Tenant shall install, maintain, and operate all such equipment in a fashion and manner so as not to interfere with the use and operation of (a) any television, radio or other communications or equipment located at the Project from time to time; or (b) any present electronic control system for any of the Project’s operating services and/or building systems.

31.5 Tenant agrees to indemnify, defend and protect and hold harmless Landlord from and against any and all costs, claims or liabilities incurred by Landlord by reason of the equipment. Tenant acknowledges that the inability of Tenant to install or operate any of the equipment described herein shall not give Tenant any right to terminate the Lease, nor shall Tenant have the right to offset or abate any rent or other payment obligation under the Lease.

ADDENDUM, PAGE 9

EXHIBIT A

LEASE

DEFINITIONS

Building means the building in which the Premises are located, identified as 1035 North McDowell Boulevard, Petaluma, California.

Business days means Monday through Friday, except holidays; “holidays” means those holidays specified by the laws of the United States or State of California, and all holidays to which maintenance employees of the Building are entitled from time to time under their union contract or other agreement.

CC&Rs means all restrictions of public record affecting the Building, Project or Tenant’s use of the Premises, including but not limited to that certain Declaration of Covenants, Conditions and Restrictions affecting the Building recorded on Petaluma Industrial Park (Phase 11) dated as of September 25, 1979, recorded October 1, 1979 in Book 3630, Page 901, as amended from time to time.

Common Areas means all areas within the Project which are not designated for the exclusive use of Tenant, Landlord or any other tenant, including but not limited to parking areas, loading and unloading areas and docks, platforms, trash areas, roadways, sidewalks, landscaping, ramps, driveways, recreations areas, greenbelts, common entrances, and the common pipes, conduits, wires and appurtenant equipment serving the Premises, and similar areas and facilities appurtenant to the Building and the Project.

Guarantor means any guarantor of any of Tenant’s obligations under this Lease.

Lease Years means successive periods of twelve (12) full calendar months, beginning on the Commencement Date. If the Commencement Date is not the first day of a month, then the first Lease Year also includes the partial month in which the Commencement Date occurs.

Mortgage means any mortgage or Deed of Trust, blanket or otherwise, covering any part of the Building.

Mortgagee means the holder of a Mortgage.

Operating Expenses means, subject to the exclusions and limitations set forth below or in the Lease, any and all costs, expenses and disbursements of every kind and character which Landlord incurs, pays or becomes obligated to pay at any time during the Lease Term in connection with its ownership interest in the Building, Common Areas and Project and associated land and parking, or the operation, maintenance, management, repair, replacement, and security thereof; plus, with respect to such costs, expenses, and disbursements for the Project which do not exclusively pertain to a single building, the portion which Landlord reasonably allocates to the Building, plus the management fee described herein. Operating Expenses include, without limitation, any and all Real Property Taxes and other assessments, including without limitation, those Landlord must pay pursuant to the CC&Rs and any other covenants, conditions or restrictions, reciprocal easement agreements, tenancy-in-common agreements or

EXHIBIT A, PAGE 1

similar restrictions and agreements affecting the Building or the Project; rent taxes, gross receipt taxes (whether assessed against Landlord or assessed against Tenant and paid by Landlord, or both); water and sewer charges; accounting, legal and other consulting fees; the net cost and expense of insurance, including loss of rents coverage, for which Landlord is responsible hereunder or which Landlord or any Mortgagee reasonably deems necessary or desirable (including, subject to the limitation set forth below, losses borne by Landlord as a result of commercially reasonable deductibles carried by Landlord under any insurance policy); utilities not paid directly by Tenant; security; labor; utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building, the Project or the Common Areas; the cost (subject to the exclusions set forth below) of any equipment used in connection with operations and of any capital improvements; air conditioning; waste disposal; heating, ventilating; materials; equipment; tools; repair and maintenance of the Building, excluding the foundation and the structural portions of the Building, and the plumbing, heating, ventilating, air conditioning, electrical and building management systems installed or furnished by Landlord; maintenance costs, including utilities and payroll expenses, rental of personal property used in maintenance, gardening and landscaping, repaving and all other upkeep of all Common Areas; maintenance of signs (other than Tenant’s or other tenants’ signs); personal property taxes levied on or attributable to personal property used in connection with the entire Building or Project, including the Common Areas; reasonable audit or verification fees; costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting, cleaning, refuse removal, security and similar items, and costs reasonably incurred to reduce or contest Real Property Taxes and other Operating Expenses. Operating Expenses shall also include costs incurred in the management of Project, including supplies, wages and salaries of employees used in the management, operation, repair and maintenance of the Project, and payroll taxes and similar governmental charges with respect thereto, management office rental (not to exceed the fair market rental), and a management fee, which costs and fee shall not, in the aggregate, exceed three percent (3%) of the Rent and Additional Rent hereunder, excluding therefrom the management fee.

Exclusions from Operating Expenses: Notwithstanding the above, Operating Expenses shall not include the following:

(i) Interest, principal, depreciation, and other lender costs and closing costs on any mortgage or mortgages, ground lease payments, or other debt instrument encumbering the Building or Project;

(ii) Any bad debt loss, rent loss, or reserves for bad debt or rent loss, or any other reserves;

(iii) Costs associated with operation of the business of the ownership of the Building or Project or entity that constitutes Landlord or Landlord’s property manager, as distinguished from the cost of Building operations, including the costs of partnership or corporate accounting and legal matters; defending or prosecuting any lawsuit with any mortgagee, lender, ground lessor, broker, tenant, occupant, or prospective tenant or occupant;

EXHIBIT A, PAGE 2

selling or syndicating any of Landlord’s interest in the Building or Project; and disputes between Landlord and Landlord’s property manager;

(iv) Landlord’s general corporate or partnership overhead and general administrative expenses, including the salaries of management personnel who are not directly related to the Building or Project and primarily engaged in the operation, maintenance, and repair of the Building or Project, except to the extent that those costs and expenses are included in the management fees;

(v) Advertising, promotional expenditures and leasing expenses;

(vi) Leasing commissions, space-planning costs, attorney fees and costs, disbursements, and other expenses incurred in connection with leasing, other negotiations, or disputes with tenants, occupants, prospective tenants, or other prospective occupants of the Project, or associated with the enforcement of any leases;

(vii) Charitable or political contributions;

(viii) Costs for which Landlord is reimbursed;

(ix) Fees paid to any affiliate or party related to Landlord to the extent such fees exceed the charges for comparable services rendered by unaffiliated third parties of comparable skill, stature and reputation in the same market;

(x) Interest or penalties resulting from late payment of any Operating Expenses by Landlord due to Landlord’s negligence or willful misconduct (unless Landlord in good faith disputes a charge and subsequently loses or settles that dispute);

(xi) Damage or loss results from any casualty that Landlord has covenanted to insure against, except a commercially reasonable deductible under Landlord’s “all risk” insurance policy, provided any deductibles applied to capital items are subject to subsection (xiii) below;

(xii) Any costs or expenses that are incurred directly or indirectly with respect to Landlord’s indemnity obligations under the Lease;

(xiii) As to the costs of capital improvements, replacements, repairs, equipment and other capital costs, Operating Expenses shall include only such costs to the extent arising from capital improvements, replacements, repairs and equipment that can be reasonably be expected to reduce Operating Expenses that would otherwise be incurred in relation to the expense of the capital cost incurred, or which are made or installed in order to comply with any statutes, rules, regulations or directives hereafter promulgated after the date of this Lease by any governmental authority, including but not limited to, the Americans with Disabilities Act, and all such costs shall be amortized over the useful life of such improvement, replacement, repair or equipment in accordance with the generally accepted accounting principles, together with interest at the Prime Rate on the unamortized balance;

EXHIBIT A, PAGE 3

(xiv) Accountants’ fees, attorneys’ fees and other professional fees and costs, except those incurred in connection with services that benefit the majority of the tenants or occupants of the Project, and expressly excluding such fees and costs incurred in connection with proposals, negotiations or disputes with tenants or other occupants or prospective tenants or occupants of the Project, the enforcement of any leases (including unlawful detainer proceedings or the collection of rents), requests to assign or sublet, the defense of Landlord’s title to or interest in the Project or any part thereof, and the sale, transfer, financing or refinancing of the Project;

(xv) Wages, salaries or other compensation paid to asset managers, leasing agents, promotional directors, officers, directors, and executives of Landlord above the rank of Building or Project manager;

(xvi) Travel or entertainment expenses of Landlord for any purpose;

(xvii) Costs arising from the presence of any Hazardous Materials in or about the Project, including, without limitation, the presence of Hazardous Materials in the soil or ground water;

(xviii) Costs that are paid or payable by specific tenants, insurance companies or other third parties;

(xix) Costs incurred in connection with services or benefits that are provided to other tenants or occupants, but not offered to Tenant, whether or not Landlord is entitled to reimbursement therefor;

(xx) Ground lease rental payments;

(xxi) Costs of repairs resulting from any defect in the design or construction of the Building or the Project; and

(xxii) Any other costs that under generally accepted accounting principles would not be considered an Operating Expense Further, Landlord will not be entitled to collect Operating Expenses from Tenant any amount that is in excess of Tenant’s Share of the Operating Expenses (plus depreciation and amortized costs as permitted hereunder) actually paid by Landlord in connection with the operation of the Project, and Landlord shall make no profit from Landlord’s collections of Operating Expenses from Tenant, except for the management fee.

Parking Area for the Building means the parking lots immediately surrounding the Building.

Premises means the entire Building commonly known as 1035 North McDowell Boulevard, Petaluma, California and shown on Exhibit B.

Prime Rate means the rate of interest published in the “Money Rates” column of Wall Street Journal as the Prime Rate, as such rate may change from time to time (or, if such rate is no longer published in the Wall Street Journal, such reasonable substitute as Landlord may select).

EXHIBIT A, PAGE 4

Project means the Building, the buildings commonly known as 1031, 1035, and 1039 North McDowell Boulevard, and the Common Areas.

Real Property Taxes means any form of general or special assessment, license fee, license tax, business license fee, any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Building, the Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, sanitary, fire, street, drainage or other improvement district, or any other governmental entity or public corporation, as against (a) any legal or equitable interest of Landlord in the Building, the Project or any portion thereof, (b) Landlord’s right to rent or other income therefrom, (c) the square footage thereof, (d) the act of entering into any lease, (e) the occupancy of tenant or tenants generally, or (f) Landlord’s business of leasing the Building, the Project or any portion thereof. The term “real property taxes” shall also include any tax, fee, levy, assessment or charge including, without limitation, any so-called value added tax, (i) which is in the nature of, in substitution for or in addition to any tax, fee, levy, assessment or charge hereinbefore included within the definition of “real property taxes,” (ii) which is imposed for a service or right not charged for prior to June 1, 1978, or if previously charged for, which has been increased since June 1, 1978, (iii) which is imposed or added to any tax or charge hereinbefore included within the definition of real property taxes as a result of a “change in ownership” of the Building, the Project or any portion thereof, as defined by applicable statutes and regulations, for property tax purposes, or (iv) which is imposed by reason of this transaction, any modification or change hereto or any transfer hereof. If Real Property Taxes are temporarily reduced as a result of space in the Project being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Operating Expenses for each in which Real Property Taxes are reduced by any such exemption, Real Property Taxes for such year shall be calculated on the basis of the amount the Real Property Taxes for the year would have been in the absence of the exemption.

All Real Property Taxes that may be legally paid in installments shall be paid in the maximum number of installments allowed by law.

Upon request by Tenant, Landlord shall petition for and diligently pursue a reduction in the assessed value of the Building and/or the Project, and Tenant shall have the right to participate in such appeal of Real Property Taxes. Any reasonable costs and expenses associated with such appeal shall be included as an Operating Expense, and any reduction and/or refund of any Real Property Taxes (after reimbursement of Landlord’s reasonable costs) shall, to the extent of Tenant’s Share, be credited against the next installments of Operating Expenses due hereunder, or if the Lease has terminated or expired, said amount shall be refunded to Tenant within thirty (30) days after receipt thereof. In the event that Landlord, for any reason, does not pursue such appeal of Real Property Taxes after request by Tenant, Tenant may petition for a reduction of the assessed value of the Building and/or the Project, and Landlord shall cooperate with Tenant as may reasonably required to enable Tenant to prosecute the same effectively. If such proceedings result in a reduction in the amount of Real Property Taxes, Tenant shall first be reimbursed for reasonable expenses incurred in prosecution of such appeal, and thereafter, Tenant’s Share of the balance of any such reduction and/or refund shall be credited against the

EXHIBIT A, PAGE 5

next installments of Operating Expenses due hereunder, or if the Lease has terminated or expired, said amount shall be refunded to Tenant within thirty (30) days after receipt thereof.

Year or year means a calendar year.

EXHIBIT A, PAGE 6

EXHIBIT B

PREMISES

EXHIBIT B, PAGE 1

EXHIBIT C

TENANT IMPROVEMENT CONSTRUCTION AGREEMENT

The parties contemplate that Landlord will improve the Premises during the initial twenty-four months of the Lease Term, pursuant to plans and specifications to be developed and approved by the parties and subject to the provisions of this Tenant Improvement Construction Agreement (“Construction Agreement”). In consideration of the mutual covenants contained in the Lease attached to and entered into concurrently with this Construction Agreement, and the mutual covenants contained in this Construction Agreement, Landlord and Tenant agree as follows:

1. DEFINITIONS.

“Approved Plans” shall be the working drawings and specifications prepared by Space Planner and approved pursuant to Paragraph 2 below.

“Construction Fee” shall mean a fee which Landlord shall add to the Cost of Improvements to compensate Landlord for services and costs incurred in connection with designing and constructing the Tenant Improvements, which fee shall be equal to three percent (3%) of the total Cost of Improvements.

“Cost of Improvements” shall mean the total of all hard and soft costs associated with or caused by the construction of the Tenant Improvements in accordance with the Approved Plans, including, but not limited to:

(i) All architectural and engineering fees and expenses;

(ii) The cost of all drawings and plans;

(iii) All contractor and construction manager costs and fees;

(iv) All governmental fees and taxes (including plan check, license and permit fees); and

(v) Costs of labor and materials; and

(vi) Cost of performing any alterations to other portions of the Building or Project that are required as a result of Tenant’s construction of the Tenant Improvements, including both structural alterations or system modifications that are necessary to accommodate the Tenant Improvements.

“Space Planner” shall mean a licensed architect selected or approved by both parties.

“Tenant Improvements” shall mean all improvements to be constructed by Landlord for Tenant in the Premises under this Construction Agreement.

EXHIBIT C, PAGE 1

“Tenant’s Allowance” shall mean an amount not to exceed $1,231,230, which allowance shall be paid by Landlord toward the Cost of Improvements and the Construction Fee. If Tenant determines that Tenant’s Allowance is to be used for the purpose of constructing or improving “qualified long-term real property” for use in Tenant’s trade or business located in the Premises, within the meaning of Treasury Regulation §1.110-1(b)(2)(i) (“Qualified Property”), then Landlord and Tenant agree to report for applicable tax purposes the amount of Tenant’s Allowance expended on Qualified Property consistent with the principles of I.R.C. §110 and the regulations promulgated under said section.

“Tenant Improvement Loan” shall be an amount which may be advanced by Landlord to Tenant, at Tenant’s request, to cover the cost of Cost of Improvements and the Construction Fee in excess of the Tenant Allowance in an amount not to exceed $820,820, subject to the terms and conditions of this Construction Agreement. This amount shall not be subject to annual increases or hold over rent.

Other terms are defined in this Construction Agreement. In addition, terms defined in the Lease have the same meanings where used herein, unless the context otherwise requires.

2. PLANS AND SPECIFICATIONS. Landlord shall engage the mutually agreed upon Space Planner to prepare, in consultation with Tenant, plans and specifications for the Tenant Improvements. Within ten (10) Business days after receiving any such plans and specifications, Tenant shall approve such Space Planning Documents or shall provide comments. Landlord shall pay for the cost of the initial draft of the space planning documents. Any additional costs incurred in development of the plans and specifications for any Tenant Improvements shall be included within the Cost of Improvements. Once approved by Landlord and Tenant, the plans and specifications shall be referred to herein as the Approved Plans.

3.	TENANT IMPROVEMENT CONSTRUCTION.

3.1 All Tenant Improvements to be constructed or installed in the Premises shall be performed by Devcon Incorporated (“Devcon”) and in accordance with the Approved Plans (subject to such changes as may be required by any governmental agency). The fee payable to Devcon shall not exceed 3% of “hard” construction costs (those items listed in Paragraph 1 (v) and (vi) under Cost of Improvements). Devcon shall cause all major trades to be competitively bid to at least two qualified subcontractors reasonably designated by Landlord, provided Tenant shall approve the major subcontractors bidding on the work, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall have the right to reasonable verification of the Cost of Improvements. Existing improvements in the Premises, if any, may be used or incorporated in the Tenant Improvements on a strictly AS IS and with all faults basis and without warranty of any kind, express or implied. Landlord shall not be required to commence work until the Approved Plans are filed with the governmental agencies having jurisdiction thereof and all required building permits have been obtained. Landlord may cause the Approved Plans to be changed as may be required by any governmental agency, or as may be required due to structural or unanticipated field conditions. Landlord shall notify Tenant concerning any such changes promptly after Landlord becomes aware that they are required, and shall obtain Tenant’s approval before authorizing any material changes.

EXHIBIT C, PAGE 2

3.2 Tenant hereby acknowledges that Landlord will be constructing the Tenant Improvements during Tenant’s occupancy of the Premises, and Tenant hereby waives any claim of disturbance, interference or any claim for abatement of rent arising from Landlord performing such work. Landlord shall make all reasonable efforts to minimize any disturbance to Tenant as a result of such work.

3.3 If Tenant desires any change in the Approved Plans or any work in addition to the Tenant Improvements in accordance with the Approved Plans to be performed in the Premises (“Additional Tenant Work”), such proposed work shall be presented to Landlord for incorporation into the Approved Plans, and associated costs shall be included within the Cost of Improvements. All plans and specifications for Additional Tenant Work shall be subject to review and approval by Landlord (which shall not be unreasonably delayed or withheld) to insure, among other things, that the work is compatible with all other construction and all electrical and mechanical systems within the Building. Upon such written request and approval of same by Landlord, which shall be granted or withheld within five (5) Business days from the date of receipt, Landlord shall submit to Tenant, for approval, a field order describing the change, a cost proposal and a Tenant Improvement Construction Schedule Adjustment. Tenant shall approve or disapprove the change order, in writing, within five (5) Business days following receipt thereof. Landlord may refuse to make any changes (and proceed with the work in accordance with the Approved Plans) until Tenant so approves in writing the description of the change, the cost proposal and a Tenant Improvement Construction Schedule Adjustment. If Tenant does not approve the change order, then Landlord may elect to withdraw the change request on Tenant’s behalf.

3.4 So long as no Event of Default has occurred and is continuing under the Lease, Landlord shall contribute the Tenant Allowance towards the Cost of Improvements. If an Event of Default shall exist on the date disbursements of the Tenant Allowance or Tenant Improvement Loan are otherwise payable, and without limiting Landlord’s rights and remedies under Paragraph 18 of the Lease, Landlord shall be entitled to withhold payment thereof until such Event of Default is cured. The Tenant Allowance shall be applied only for designing and building improvements to the Premises, including architectural and engineering fees, construction of interior improvements, finishes, upgrades to the security system, power and HVAC systems, construction of exterior improvements for a new main entrance for the Premises, permit fees and the Construction Fee, and not for furniture costs or any other cost or expense. If the Cost of Improvements and related fees and costs exceeds the Tenant Allowance and the amount of the Tenant Improvement Loan requested by Tenant, then Tenant shall reimburse Landlord for such excess within ten (10) Business days after demand. If Landlord completes the Tenant Improvements without spending the entire Tenant Allowance and Tenant Improvement Loan, Tenant may use any remaining Tenant Allowance and Tenant Improvement Loan within the first twenty-four (24) months of the Lease Term. If Tenant does not use the entire Tenant Allowance during that period, then all of such savings shall be for Landlord’s benefit, and Tenant shall have no right to any rebate, credit or reimbursement for any portion of such savings.

3.5 So long as no Event of Default has occurred and is continuing under the Lease, Landlord shall advance to Tenant, at Tenant’s option, the Tenant Improvement Loan to cover the Cost of Improvements and the Construction Fee in excess of the Tenant Allowance. Any and all

EXHIBIT C, PAGE 3

amounts advanced to Tenant by Landlord as a Tenant Improvement Loan shall accrue interest at a rate of nine percent (9%) per annum from the date of the advance and shall be amortized in equal payments (“Tenant Improvement Loan Repayments”), calculated as of the first day of the calendar month in which the Tenant Improvement Loan is advanced through the end of the initial Lease Term. Tenant shall remit Tenant Improvement Loan Repayments together with monthly Base Rent for the remainder of the initial Lease Term. Any and all repayments shall be applied first to unpaid interest and thereafter to principal. If this Lease is terminated for any reason prior to the expiration of the initial Term, then the remaining balance shall be payable in full on the last day of the Term.

3.6 The Tenant Allowance and Tenant Improvement Loan shall only be available with respect to any Tenant Improvements constructed by Landlord or Tenant prior to February 15, 2011, subject to force majeure and Landlord delays in completion of construction.

3.7 Landlord shall cause the Tenant Improvements to be constructed in a good and workmanlike manner, free of defects and in compliance with all laws.

4. GENERAL.

4.1 All drawings, space plans, plans and specifications for any improvements or installations in the Premises are expressly subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditional or delayed. Any approval by Landlord or Landlord’s architects or engineers of any drawings, plans or specifications prepared on behalf of Tenant shall not in any way bind Landlord or constitute a representation or warranty by Landlord as to the adequacy or sufficiency of such drawings, plans or specifications, or the improvement to which they relate, but such approval shall merely evidence the consent of Landlord to Tenant’s drawings, plans or specifications.

4.2 Any failure by Tenant to pay any amounts due hereunder shall have the same effect under the Lease as a failure to pay rent. Any such failure, or failure by Landlord or Tenant to perform any of its other obligations hereunder, after notice and expiration of applicable cure periods, shall constitute an event of default under the Lease, entitling the other party to all of its remedies under the Lease, at law and in equity.

EXHIBIT C, PAGE 4

EXHIBIT D

INTENTIONALLY OMITTED

EXHIBIT D

EXHIBIT E

SAMPLE FORM OF

TENANT ESTOPPEL CERTIFICATE

_______________________________________________ (“Tenant”) hereby certifies to _____________________ as follows:

1. Attached hereto is a true, correct and complete copy of a lease dated ______________, 20__, between RNM Lakeville, LLC. (“Landlord”) and Tenant (the “Lease”), which demised premises located at ________________, ________________________ California (the “Property”). The Lease is now in full force and effect and has been amended, modified, supplemented, extended, renewed or assigned by and only by the following described agreements, copies of which are attached hereto (if none, so indicate), all of which (together with the Lease) are hereby ratified:

2. The term of this Lease commenced on ______________, 20__ and will expire on _________ 20, __.

3. Tenant has accepted and is now in possession of said premises.

4. The amount of fixed monthly rent is $                    . Tenant is paying in full lease rental which has been paid in full as of the date hereof. No rent under the Lease has been paid for more than thirty (30) days in advance of its due date.

5. The amount of security deposits (if any) is $                                . No other security deposits have been made.

6. All tenant improvement work required to be performed by Landlord or Tenant under the Lease has been performed, except for the following (if none, so indicate)

7. To the current actual knowledge of Tenant, there are no defaults on the part of the Landlord or Tenant under the Lease, except for the following (if none, so indicate)

EXHIBIT E, PAGE 1

8. Tenant has no defense as to its obligations under the Lease and claims no setoff or counterclaim against Landlord, except for the following (if none, so indicate)

9. Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies except as provided in the Lease, except for the following (if none, so indicate)

The foregoing certification is made with the knowledge that _______________________ is about to (fund a loan to) (purchase the Property from) Landlord and that said party is relying upon the representations herein made in (funding such loan) (making such purchase).

Dated: ______________, 20__

TENANT:

By:
Its:

EXHIBIT E, PAGE 2

EXHIBIT F

RULES AND REGULATIONS

1.	The sidewalks, plazas, halls, passages, exits, entrances, elevators, stairways and lobbies of the Building and the other Common Areas shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises. Landlord retains the right to control and prevent access to the Common Areas of all persons whose presence in the judgment of the Landlord would be prejudicial to the safety, character, reputation and interests of the Project and its tenants, or who it believes are engaged in illegal or objectionable activities.

2.	Except for signage authorized in the Lease, no sign, placard, picture, name, advertisement or notice visible from the exterior of the Building or Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building or in any area outside the Premises and any such sign, placard, picture, name, advertisement or notice may be removed by Landlord without notice to and at the expense of Tenant. No sign will be permitted on any door visible from outside the Premises without Landlord’s written approval. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Tenant shall not place anything within the Premises which is visible from outside the Building of the Premises, with the exception of ordinary office furnishings, plants and equipment.

3.	With the exception of typical catering and food warming activities, no cooking shall be done or permitted by Tenant on the Premises, except that use by Tenant of Underwriters’ Laboratory-approved portable equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, as shall the use of similarly-approved microwave ovens for personal use by Tenant’s employees, provided that such use is in accordance with all applicable federal, state, and local laws, codes, ordinances, rules and regulations. Tenant’s employees may prepare food items solely for their own personal consumption and for guests, and shall not prepare or sell, or permit to be prepared or sold, any consumable items whatsoever in the Premises or in the Building. In the event pest control is required within the Premises as a result of food preparation or other activities by Tenant, Tenant shall contract and pay for such services.

4.	Landlord will initially furnish to Tenant, free of charge, two keys per lockset to the Premises, and Landlord may make a reasonable charge for additional keys. No additional locking devices shall be installed on the exterior doors of the Premises by Tenant, without the prior written consent of Landlord. All locks installed in the Premises shall be keyed to the Building master key system, with the exception of locks leading to vaults, safes or other secured areas as previously identified in writing to Landlord. The installation of such vaults, safes or other secured areas by Tenant will be subject to Landlord’s prior written approval, which shall not be unreasonably withheld. Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Premises and all access cards and I.D. cards, if any, to the Building.

EXHIBIT F, PAGE 1

5.	Tenant agrees to cooperate in any delivery scheduling programs for the Common Areas, including restriction of deliveries or pickups to reasonable periods as may be determined by Landlord. In its use of the loading and unloading areas of the Building, Tenant shall not obstruct or permit the obstruction of the Common Areas, and at no time shall Tenant store materials, furniture, or equipment, or park vehicles therein.

6.	Tenant shall not permit the use, storage or disposal in the Premises or the Building of any kerosene, gasoline or toxic, hazardous, flammable, combustible or noxious gas, fluid or materials, except reasonable quantities of normal office supplies used, stored and disposed of in accordance with manufacturers’ specifications, nor use without Landlord’s prior written approval any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, nor interfere in any way with other tenants or persons having business in the Building. Tenant shall not bring or permit to be brought into the Building any firearm. Tenant shall be solely responsible for repairing any damage and liable for any injury to any person caused as a result of a violation of this provision by Tenant.

7.	In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s sole opinion, Landlord reserves the right to prevent access to the Building during the continuance of same by such action as Landlord may deem appropriate, including closing and securing any doors in the Building.

8.	Tenant shall use reasonable procedures to see that the doors of the Premises are closed and locked and that all water faucets, water apparatus, light switches, cooking facilities and office equipment (excluding office equipment required to be operative at all times) are shut off before Tenant or Tenant’s employees leave the Premises, so as to prevent waste or damage. Tenant shall at all times comply with any rules or orders of the fire department or any other government agency with respect to ingress and egress.

9.	The toilets, urinals, wash bowls and other restroom facilities shall not be used for any purpose other than that for which they are constructed, no foreign substance of any kind whatsoever shall be placed therein, and the expense of repairing any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant whose employees or invitees shall have caused it.

10.	Except as expressly provided by the Lease, or as existing in the Premises as of the date of this Lease, Tenant shall not install any radio or television antenna, loudspeaker, or other device on or about the Common Areas or the roof or exterior walls of the Building. No television, radio or other audio or visual apparatus shall be used in the Premises in such a manner as to cause a nuisance to any other Project tenant or to interfere with any frequencies used in connection with Building operations.

11.	Canvassing, soliciting, peddling, or distribution by Tenant to other Project tenants or visitors of handbills or any other written material in the Project is prohibited, and Tenant

EXHIBIT F, PAGE 2

shall not permit such activities by its employees or invitees. Tenant shall cooperate in reporting to Landlord any such activities of solicitors in the Building.

12.	Tenant shall not place any load on the floors of the Premises or the Building exceeding the live load capacity thereof as determined by Landlord. Tenant shall not use electricity for lighting, machines or equipment in excess of the consumption load of the Premises as determined by Landlord. Except as permitted in accordance with the Lease, Tenant shall not alter any of the Building systems, including but not limited to heating, air conditioning, and other mechanical or electrical systems, without the prior written consent of Landlord.

13.	Landlord reserves the right to exclude or expel from the Project any person who is, in the judgment of Landlord, intoxicated or under the influence of alcohol or other drug, or acting in a violent or disruptive manner, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building.

14.	No animals of any kind shall be permitted at any time in the Premises or the Building, with the exception of guide animals for the handicapped employees or invitees of Tenant.

15.	Any charges which Tenant is obligated by these Rules to pay shall be deemed additional rent under the Lease, and should Tenant fail to pay the same within 30 days after written demand, such failure shall be treated as a default by Tenant to pay rent as due under the Lease.

16.	Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of these Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building. All waivers shall be one time waivers only unless in writing and specifically providing to the contrary.

17.	These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of Tenant’s Lease or any other lease of premises in the Project. In the event of any conflict between the terms of these Rules and Regulations and the terms of any lease in the Building, the terms of the lease shall prevail.

18.	Landlord reserves the right to make such other reasonable rules and regulations, or to amend or repeal these Rules and Regulations, as in its judgment may from time to time be needed for the safety, care and cleanliness of the Project and for the preservation of good order therein.

19.	Tenant shall be responsible for the observance of all of the foregoing rules and regulations by Tenant’s employees, agents, contractors, clients, customers, invitees and guests. Tenant shall cooperate with Landlord’s educational programs for Landlord’s policies and procedures with regard to fire and life safety, earthquakes and any other emergency or evacuation procedures of which Landlord shall notify Tenant from time to time.

EXHIBIT F, PAGE 3

SPECIMEN

Exhibit G

FORM OF LETTER OF CREDIT

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE

BY APPLICANT: CALIX NETWORKS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF _________

(THE LC NUMBER AND THE ISSUANCE DATE WILL BE INSERTED AT TIME OF ISSUANCE OF THE LC.)

DATED: ________________, 20___

BENEFICIARY:

RNM LAKEVILLE, LLC

135 MAIN STREET

SAN FRANCISCO, CA 94105

ATTENTION: PROPERTY MANAGER

AS “LANDLORD”

APPLICANT:

CALIX NETWORKS, INC 1

1035 N. McDOWELL BLVD.

PETALUMA, CA 94954

AS “TENANT”

AMOUNT: USSXXX,XXX.XX ([INSERT AMOUNT IN WORDS] AND XX/100 U.S. DOLLARS)

EXPIRATION DATE: _______________, 2010

LOCATION: SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF ________ IN YOUR FAVOR THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THIS OFFICE OF THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.	YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT A.

3.	A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING WITH INSTRUCTIONS IN BRACKETS THEREIN COMPLIED WITH:

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: CALIX NETWORKS, INC.

CLIENT’S SIGNATURE(S)	DATE

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT TO THIS DRAFT.)

EXHIBIT G, PAGE 1

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: CALIX NETWORKS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF_________

(THE LC NUMBER AND THE ISSUANCE DATE WILL BE INSERTED AT TIME OF ISSUANCE OF THE LC.)

DATED: ________________, 20___

(A.)	“THE AMOUNT OF THE ACCOMPANYING SIGHT DRAFT DRAWN UNDER SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO. _________ SVBSF IS DUE THE LANDLORD IN ACCORDANCE WITH THE LEASE DATED [INSERT DATE] BY AND BETWEEN APPLICANT AS TENANT AND BENEFICIARY AS LANDLORD.”

OR

(B.)	“WITHIN THIRTY (30) DAYS PRIOR TO THE EXPIRATION DATE OF THIS LETTER OF CREDIT BENEFICIARY HAS NOT RECEIVED AN EXTENSION AT LEAST FOR ONE YEAR TO THE EXISTING LETTER OF CREDIT OR A REPLACEMENT LETTER OF CREDIT OR A CASH DEPOSIT SATISFACTORY TO THE BENEFICIARY.”

THE LEASE MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID LEASE BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL AND MULTIPLE DRAWINGS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

WE AGREE THAT WE SHALL HAVE NO RIGHT OR DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IN STRICT COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL AUTOMATICALLY RESULT IN PAYMENT TO THE BENEFICIARY.

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU A NOTICE BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND MARCH 15, 2014. IN THE EVENT THIS LETTER OF CREDIT IS NOT EXTENDED BY ISSUER AS PROVIDED HEREIN, APPLICANT SHALL PROVIDE A REPLACEMENT LETTER OF CREDIT WITH A LETTER OF CREDIT ISSUER ACCEPTABLE TO LANDLORD AND ON THE SAME TERMS AS THIS LETTER OF CREDIT.

THE DATE THIS LETTER OF CREDIT EXPIRES IN ACCORDANCE WITH THE ABOVE PROVISION IS THE “FINAL EXPIRATION DATE”. UPON THE OCCURRENCE OF THE FINAL EXPIRATION DATE THIS LETTER OF CREDIT SHALL FULLY AND FINALLY EXPIRE AND NO PRESENTATIONS MADE UNDER THIS LETTER OF CREDIT AFTER SUCH DATE WILL BE HONORED.

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: CALIX NETWORKS, INC.

CLIENT’S SIGNATURE(S)	DATE

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT TO THIS DRAFT.)

EXHIBIT G, PAGE 2

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: CALIX NETWORKS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF_________

(THE LC NUMBER AND THE ISSUANCE DATE WILL BE INSERTED AT TIME OF ISSUANCE OF THE LC.)

DATED: ________________, 20___

THIS LETTER OF CREDIT MAY ALSO BE CANCELED PRIOR TO ANY PRESENT OR FUTURE EXPIRATION DATE, UPON RECEIPT BY SILICON VALLEY BANK BY OVERNIGHT COURIER OR REGISTERED MAIL (RETURN RECEIPT REQUESTED) OF THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENTS (IF ANY) FROM THE BENEFICIARY TOGETHER WITH A STATEMENT SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY ON COMPANY LETTERHEAD STATING THAT THE LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED FOR CANCELLATION.

THIS LETTER OF CREDIT IS TRANSFERABLE ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U.S. DEPARTMENT OF TREASURY AND U.S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT OUR ADDRESS INDICATE]) IN THIS LETTER OF CREDIT TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT “B” DULY EXECUTED AND ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF 1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY REQUEST FOR TRANSFER IS NOT CONTINGENT UPON APPLICANT’S ABILITY TO PAY OUR TRANSFER FEE. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM OUR ABOVE SPECIFIED OFFICE. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

DOCUMENTS MUST BE DELIVERED TO US DURING REGULAR BUSINESS HOURS ON A BUSINESS DAY OR FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL FINANCIAL - STANDBY LETTER OF CREDIT DEPARTMENT (THE “BANK’S OFFICE”).

AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE UCP (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: CALIX NETWORKS, INC.

CLIENT’S SIGNATURE(S)	DATE

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT TO THIS DRAFT.)

EXHIBIT G, PAGE 3

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: CALIX NETWORKS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF_________

(THE LC NUMBER AND THE ISSUANCE DATE WILL BE INSERTED AT TIME OF ISSUANCE OF THE LC.)

DATED: ________________, 20___

BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK, AND WE AND/OR SUCH OTHER BANK MAY RELY ON AN ACCOUNT NUMBER SPECIFIED IN SUCH INSTRUCTIONS EVEN IF THE NUMBER IDENTIFIES A PERSON OR ENTITY DIFFERENT FROM THE INTENDED PAYEE.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (2007 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 600 (THE “UCP”).

SILICON VALLEY BANK,

(FOR BANK USE ONLY)	(FOR BANK USE ONLY)
AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: CALIX NETWORKS, INC.

CLIENT’S SIGNATURE(S)	DATE

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT TO THIS DRAFT.)

EXHIBIT G, PAGE 4

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: CALIX NETWORKS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF_________

(THE LC NUMBER AND THE ISSUANCE DATE WILL BE INSERTED AT TIME OF ISSUANCE OF THE LC.)

DATED: ________________, 20___

EXHIBIT “A”

SIGHT DRAFT/BILL OF EXCHANGE

DATE: ______________	REF. NO. _______________________

AT SIGN OF THIS BILL OF EXCHANGE

PAY TO THE ORDER OF __________________________            US$_____________________

U.S. DOLLARS __________________ _____________________________________________

“DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF _________ DATED _____________, 20___”

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE SANTA CLARA, CA 95054	[INSERT NAME OF BENEFICIARY]

Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.	REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY.

3.	PAY TO THE ORDER OF: ____________ INSERT NAME OF BENEFICIARY

4.	US$ _________________ INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5.	U.S. DOLLARS _________________ INSERT AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED ______________ INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE:	BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE AS YOU WOULD A CHECK.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR:

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: CALIX NETWORKS, INC.

CLIENT’S SIGNATURE(S)	DATE

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT TO THIS DRAFT.)

EXHIBIT G, PAGE 5

THIS DRAFT IS FOR DISCUSSION PURPOSES ONLY.

IT WILL BECOME AN INTEGRAL PART OF AND MUST BE ATTACHED TO

SILICON VALLEY BANK APPLICATION FOR STANDBY LETTER OF CREDIT WHEN APPROVED FOR ISSUANCE BY

APPLICANT: CALIX NETWORKS, INC.

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF_________

(THE LC NUMBER AND THE ISSUANCE DATE WILL BE INSERTED AT TIME OF ISSUANCE OF THE LC.)

DATED: ________________, 20___

EXHIBIT “B”

DATE:

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054

ATTN:	GLOBAL FINANCIAL SERVICES
STANDBY LETTERS OF CREDIT

RE:	SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

_________________________________________

(NAME OF TRANSFEREE)

_________________________________________

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SIGNATURE AUTHENTICATION
(BENEFICIARY’S NAME)
THE NAME(S), TITLES(S), AND SIGNATURE(S) CONFORM TO THAT/THOSE ON FILE WITH US FOR THE COMPANY AND THE SIGNATURE(S) IS/ARE AUTHORIZED TO EXECUTE THIS INSTRUMENT.

(SIGNATURE OF BENEFICIARY)

WE FURTHER CONFIRM THAT THE COMPANY HAS BEEN IDENTIFIED APPLYING THE APPROPRIATE DUE DILIGENCE AND ENHANCED DUE DILIGENCE AS REQUIRED BY THE BANK SECRECY ACT AND ALL ITS SUBSEQUENT AMENDMENTS.
(PRINTED NAME AND TITLE)

(NAME OF BANK)

(ADDRESS OF BANK)

(CITY, STATE, ZIP CODE)

(AUTHORIZED SIGNATURE)

(PRINTED NAME AND TITLE)

(TELEPHONE NUMBER)

DRAFT LANGUAGE APPROVED FOR ISSUANCE BY: CALIX NETWORKS, INC.

CLIENT’S SIGNATURE(S)	DATE

(NOTE: AN AUTHORIZED SIGNATORY FOR THE CLIENT MUST AFFIX HIS/HER SIGNATURE AND DATE EACH PAGE OF THIS DRAFT. IT MUST THEN BE ATTACHED TO AND FORM PART OF THE LC APPLICATION TO SIGNIFY THEIR AND BENEFICIARY’S AGREEMENT TO THIS DRAFT.)

EXHIBIT G, PAGE 6